Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282901

PROSPECTUS SUPPLEMENT

(To prospectus dated November 8, 2024)

445,000 Class A Ordinary Shares

Pre-funded Warrants to Purchase up to 106,628 Class A Ordinary Shares

Up to 106,628 Class A Ordinary Shares issuable upon exercise of the Pre-funded Warrants

U Power Limited

We are offering 445,000 Class A ordinary shares, par value US$0.00001 (“Class A Ordinary Shares”), of U Power Limited (“the Company”) in this offering to an institutional investor pursuant to this prospectus supplement and accompanying base prospectus and a securities purchase agreement dated as of July 24, 2025, by and between us and such institutional investor (the “Securities Purchase Agreement”). We are also offering Pre-funded Warrants to purchase up to 106,628 Class A Ordinary Shares (the “Pre-funded Warrants”) to the institutional investor pursuant to this prospectus supplement, the accompanying base prospectus and the Securities Purchase Agreement. Such investor will also receive unregistered warrants to purchase up to 551,628 Class A Ordinary Shares (the “Warrants”) in a concurrent private placement. The Warrants and the Class A Ordinary Shares issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying base prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. The combined offering price for each Class A Ordinary Share and accompanying Warrant is $2.50. The Warrants are immediately exercisable, expire five years from issuance, and have an initial exercise price of $2.50 per share, which exercise price is subject to standard adjustments for dividends, splits and similar events and is also subject to adjustment for certain dilutive issuances. The offering price of each Pre-funded Warrant and accompanying Warrant is the purchase price for each Class A Ordinary Share and accompanying Warrant minus $0.0001.

A holder of Pre-funded Warrants will not have the right to exercise any portion of its Pre-funded Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of the Class A Ordinary Shares outstanding immediately after giving effect to such exercise. The Pre-funded Warrants may only be exercised to purchase whole shares at an exercise price of $0.0001 per share. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. There is no established public trading market for the Pre-funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-funded Warrants on the Nasdaq Stock Market (“Nasdaq”) or any other securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited. The Class A Ordinary Shares issuable from time to time upon exercise of the Pre-funded Warrants are also being offered by this prospectus supplement and the accompanying base prospectus. We refer to the Class A Ordinary Shares and the Pre-funded Warrants being offered hereby and the Class A Ordinary Shares issued or issuable upon exercise of the Pre-funded Warrants being offered hereby, collectively, as the “securities.”

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UCAR.” On July 24, 2025, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $2.93 per share. The aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of July 24, 2025, was approximately $18,273,672.10, which was calculated based on 4,051,812 Class A Ordinary Shares held by non-affiliates and the price of $4.51 per share, which was the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on July 2, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement, the aggregate market value of securities we have offered and sold pursuant to General Instruction I.B.5 of Form F-3 was $4,463,634. See “Prospectus Supplement Summary — Entry Into a Material Definitive Agreement with Certain Institutional Investors.”

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” of this prospectus supplement and accompanying base prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2024 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We are not a Chinese operating company, but rather a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our operating entities established in the PRC. As such, our corporate structure involves unique risks to investors. Investors of our Class A Ordinary Shares do not directly own any equity interests in our Chinese operating subsidiaries, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could intervene or influence the operations of our Chinese operating subsidiaries, including disallowing our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Any actions by the Chinese government, including any decision to intervene or influence the operations of the operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” on page 12 of the 2024 Annual Report.

We are subject to legal and operational risks associated with being based in and having the majority of our operations in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, and adopting new measures to extend the scope of cybersecurity reviews. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, the Cyberspace Administration of China (the “CAC”), together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration became effective on January 1, 2025. As confirmed by our PRC counsel, Guantao Law Firm, since we are not an online platform operator that possesses over one million users’ personal information, we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures and the Regulations on Network Data Security Administration. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Regulations on Network Data Security Administration.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinion; the newly revised Anti-Monopoly Law was promulgated on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus supplement, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange, because neither the Company nor its PRC operating entities engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (i.e. March 31, 2023) shall be deemed to be existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Our PRC counsel, Guantao Law Firm, advised us that, since we obtained approval from both the SEC and The Nasdaq Capital Market to issue and list our shares on Nasdaq prior to March 31, 2023, and closed our initial public offering on April 24, 2023, we were not required to make the filing with the CSRC for our initial public offering immediately pursuant to the Trial Measures. Our PRC counsel, Guantao Law Firm, has advised us that we are required to file with the CSRC for any subsequent offerings in the same overseas market, including this offering, within three working days after the offering is completed. Given the current PRC regulatory environment, it is uncertain whether we or our PRC subsidiaries will be required to obtain approvals from the PRC government to offer securities to foreign investors in the future, and whether we would be able to obtain such approvals. If we are unable to obtain such approvals if required in the future, or inadvertently conclude that such approvals are not required then the value of our Class A Ordinary Shares may depreciate significantly or become worthless. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchanges, which would materially affect the interest of the investors” on page 24 of the 2024 Annual Report.

Our PRC counsel, Guantao Law Firm, has advised us that, as of the date of this prospectus supplement, we and our PRC subsidiaries have received from the PRC authorities all requisite licenses, permissions, or approvals that are required and material for conducting our operations in China, such as business licenses and auto dealer filings. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in non-compliance and material change in our operations, and the value of our Class A Ordinary Shares could depreciate significantly or become worthless.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. As of the date of this prospectus supplement, (1) the Company transferred approximately $1.97 million, $4.88 million and $5.30 million to a subsidiary, Energy U Limited, as of July 25, 2025, and in fiscal years 2024 and 2023, respectively, and no other cash transfers or transfers of other assets have occurred between the Company and its subsidiaries, and (2) the Company and its subsidiaries have not made any dividends or distributions to investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus supplement, we have not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors.

Our PRC operating entities receive substantially all of our revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, we may rely on dividend payments from the PRC operating subsidiaries. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Cash dividends, if any, on our Class A Ordinary Shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE, Shandong Yousheng New Energy Technology Development Co., Ltd, to its two direct Hong Kong holding companies. As of the date of this prospectus supplement, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate if and when our PRC subsidiaries plan to declare and pay dividends to our Hong Kong subsidiaries.

As of the date of this prospectus supplement, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets” on page 21 of the 2024 Annual Report.

Our Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (“HFCAA”) if the Public Company Accounting Oversight Board of the United States (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law as part of the Consolidated Appropriations Act, which amended the HFCAA by reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed the Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus supplement, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in 10 Anson Road, #13-09 International Plaza, Singapore 079903, and has been inspected by the PCAOB on a regular basis, with the last inspection in 2023. As such, as of the date of this prospectus supplement, we are not affected by the HFCAA and related regulations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. There is a risk that our auditor cannot be inspected by the PCAOB in the future, and if the PCAOB determines that it cannot inspect or fully investigate our auditor for two consecutive years beginning in 2022, our securities will be prohibited from trading on a national exchange or over-the-counter under the HFCAA, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless. For details, see “Item 3. Key Information — D. Risk Factors —Risk Factors — Risks Relating to Doing Business in China — The Holding Foreign Companies Accountable Act and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor” on page 25 of the 2024 Annual Report.

We are a “foreign private issuer” and we are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” for additional information.

The information contained or incorporated in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share	Per Pre-funded Warrant	Total
Offering price	$1,112,500	$266,570	$1,379,070
Placement agent fees(1)	$77,875	$18,660	$96,535
Proceeds to us, before expenses(2)	$1,034,625	$247,910	$1,282,535

(1)	We will pay the Placement Agent (as defined below) a cash fee of up to 7.0% of the aggregate gross proceeds of this offering as agreed upon by us and Placement Agent. In addition, we agreed to reimburse the Placement Agent up to $40,000 for its reasonable actual out-of-pocket expenses. See “Plan of Distribution” for more information regarding the Placement Agent’s compensation.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the Warrants being issued in the concurrent private placement.

We have retained Maxim Group LLC (“Maxim” or the “Placement Agent”) to act as our placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying base prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities.

We anticipate that delivery of the Class A Ordinary Shares and the Pre-funded Warrants will be made on or about July 25, 2025, subject to satisfaction of customary closing conditions.

Maxim Group LLC

Prospectus supplement dated July 24, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of the registration statement (No. 333-282901) that we filed with the SEC, using a “shelf” registration process. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. This prospectus supplement describes the terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus filed by us with the SEC. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities. We are not, and the Placement Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any documents incorporated by reference herein or therein, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings, “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement.

Unless otherwise stated, all references in this prospectus supplement or the accompanying base prospectus to the “Company,” “Upincar,” “we,” “us,” and “our,” except where the context requires otherwise, refer to U Power Limited, the Cayman Islands holding company, and its predecessor entity and its subsidiaries, as the context requires.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

●	“AHYS” are to Anhui Yousheng New Energy Co., Ltd., a limited liability company established pursuant to PRC laws on May 16, 2013, which is controlled by WFOE (as defined below) with 100% equity ownership;

●	“BVI” are to the British Virgin Islands;

●	“China” and the “PRC” are to the People’s Republic of China;

●	“CD Youyineng” are to Chengdu Youyineng Automobile Service Co., Ltd., a limited liability company established pursuant to PRC laws on October 29, 2020, and is wholly owned by AHYS (defined below);

●	“Class B Ordinary Shares” are to our Class B ordinary shares, par value US$0.00001 per share;

●	“EV” are to electric vehicle;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC;

●	“ISO” are to a series of quality management and quality assurance standards published by International Organization for standardization, a non-government organization based in Geneva, Switzerland, for assessing the quality systems of business organizations;

●	“mainland China” are to the mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus supplement only;

●	“our PRC subsidiaries” or “PRC operating subsidiaries” are to AHYS and its subsidiaries, including CD Youyineng, SH Youteng (defined below), SH Youxu (defined below), Youpin (defined below), Youpin SD (defined below), and their respective subsidiaries;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“shares,” “Shares,” or “Ordinary Shares” are to our Class A Ordinary Shares and our Class B Ordinary Shares, collectively;

●	“SH Youteng” are to Shanghai Youteng Automobile Service Co., Ltd., a limited liability company established pursuant to PRC laws on November 3, 2020, and AHYS holds 70% of its equity interest;

●	“SH Youxu” are to Shanghai Youxu New Energy Technology Co., Ltd., a limited liability company established pursuant to PRC laws on March 22, 2021, and AHYS holds 70% of its equity interest;

●	“SME dealers” are to small and medium sized vehicle dealers;

●	“UK” are to the United Kingdom, made up of England, Scotland, Wales and Northern Ireland;

●	“U.S.,” “US” or “United States” are to United States of America, its territories, its possessions and all areas subject to its jurisdiction;

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●	“US$,” “$” and “U.S. dollars” are to the legal currency of the United States;

●	“WFOE” are to our wholly owned Chinese subsidiary, Shandong Yousheng New Energy Technology Development Co., Ltd., a limited liability company established pursuant to PRC laws on January 27, 2022;

●	“Youpin” are to Youpin Automobile Service Group Co., Ltd., a limited liability company established pursuant to PRC laws on July 18, 2013, and AHYS holds 54.37% of its equity interest; and

●	“Youpin SD” are to Youpin Automobile Service (Shandong) Co., Ltd., a limited liability company established pursuant to PRC laws on June 30, 2020, and AHYS holds 87% of its equity interest; and

This prospectus supplement contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying base prospectus applicable to that jurisdiction.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

Investors are cautioned that the Class A Ordinary Shares offered under this prospectus supplement are securities of U Power Limited, the Cayman Islands holding company, which is not a Chinese operating company nor does it have any substantive business operations. U Power Limited conducts business in China through PRC operating entities.

The following summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus supplement from our other filings with the SEC, before making an investment decision.

Overview

We are a vehicle sourcing service provider in China, with a vision to becoming an EV market player primarily focused on our proprietary battery-swapping technology, or UOTTA technology, which is an intelligent modular battery-swapping technology designed to provide a comprehensive battery power solution for EVs. In addition, we are exploring new business models, including the development of artificial intelligence-integrated solutions for energy grids and transportation systems. Our goal is to become a leading provider of comprehensive energy solutions powered by artificial intelligence (“AI”) that seamlessly connect EVs with advanced energy infrastructure.

Since our commencement of operations in 2013, we have principally engaged in the provision of vehicle sourcing services. We broker sales of vehicles between automobile wholesalers and buyers, including SME dealers and individual customers primarily located in the lower-tier cities in China, which are smaller and less developed than the tier-1 or tier-2 cities. To that end, we have focused on building business relationships with our sourcing partners and have developed a vehicle sourcing network. As of the date of this prospectus supplement, our vehicle sourcing network consisted of approximately 100 wholesalers and 30 SME dealers located in lower-tier cities in China. For fiscal years ended December 31, 2022, 2023 and 2024, our revenues from the sourcing business were RMB4.4 million, RMB1.5 million and RMB0.1 million, which constituted 56.8%, 7.7% and 0.1%, respectively, of our total revenue.

Beginning in 2020, we gradually shifted our focus from the vehicle sourcing business to the development of our proprietary battery-swapping technology, or UOTTA technology. According to Frost & Sullivan, the PRC government will focus on promoting the electrification of commercial vehicles in the next few years, and it is expected that the sales volume of electric commercial vehicles will grow from 218.9 thousand units in 2022 to 431.0 thousand units in 2026 at a compound annual growth rate (“CAGR”) of 18.5% in China, and with the increasing penetration rates of electric commercial vehicles and the expanding battery-swapping infrastructure network, the market size by revenue of battery swapping solutions for electric commercial vehicles is expected to increase from approximately RMB22,097.6 million in 2022 to RMB176,615.1 million in 2026, representing a CAGR of 68.1%. In order to capture the opportunities arising from such growth, our plan is to develop a comprehensive EV battery power solution based on UOTTA technology, which mainly consists of: (i) vehicle-mounted supervisory control units that monitor the real-time status of an EV’s battery packs; (ii) customized vehicle control units (“VCUs”), which upload real-time data of the electric vehicle, such as its battery status, real-time location and safety status, to our data platform, using Bluetooth and/or Wi-Fi technologies; and (iii) our data management platform, which collects and synchronizes real-time information of the EVs uploaded by their respective VCUs, as well as information on the availability and locations of compatible UOTTA battery-swapping stations that assist drivers in locating the nearest compatible UOTTA battery-swapping station(s) available when the EV’s battery is determined to be lower than a certain level; and (iv) UOTTA battery-swapping stations designed for precise positioning, rapid disassembly, compact integration and flexible deployment of battery swapping for compatible EVs.

We have established in-house capabilities in the innovation of EV battery-swapping technology. Through our research and development efforts, we are developing an intellectual property portfolio. As of the date of this prospectus supplement, we had 46 issued patents and 14 pending patent applications in China. Our research and development team is committed to technology innovation. As of the date of this prospectus supplement, our research and development team consisted of 25 personnel and is led by Mr. Rui Wang and Mr. Zhanduo Hao, each of whom has experience of over 20 years in the electric power sector.

In 2021, leveraging years of automobile industry experience, we started cooperating with major automobile manufactures to jointly develop UOTTA-powered EVs, by adapting selected EV models with our UOTTA technology. According to Frost & Sullivan, compared with passenger EV drivers, drivers of commercial-use EVs experience more range anxiety and are more motivated to shorten, or even eliminate, time spent on recharging EVs, therefore, we intend to primarily focus on developing commercial-use UOTTA-powered EVs, such as ride-hailing passenger EVs, small logistics EVs, light electric trucks, and heavy electric trucks, and their compatible UOTTA battery-swapping stations. As of the date of this prospectus supplement, we have entered into cooperating agreements with two major Chinese automobile manufacturers, FAW Jiefang Qingdao Automotive Co., Ltd, and HUBEI TRI-RING Motor Co., Ltd, to jointly develop UOTTA-powered electric trucks. We also have engaged with one battery-swapping station manufacture to jointly develop and manufacture UOTTA battery-swapping stations that are compatible with UOTTA-powered EVs. Our UOTTA battery-swapping stations are designed for precise positioning, rapid disassembly, compact integration and flexible deployment, allowing battery replacement within several minutes. As of the date of this prospectus supplement, we realized sales of eleven battery-swapping stations. In August 2021, we completed the construction of our own battery-swapping station factory in Zibo City, Shandong Province (the “Zibo Factory”), which commenced manufacturing UOTTA battery-swapping stations in January 2022. In January 2022, we started operating a battery-swapping station, and in March 2023, we started operating a second battery-swapping station, both in Quanzhou City, Fujian Province, pursuant to our cooperation agreement with Quanzhou Xinao. In order to provide a comprehensive battery power solution based on UOTTA technology, we are in the process of developing a data management platform that connects UOTTA-powered EVs and stations, and assists the UOTTA-powered EV drivers in locating the closest compatible UOTTA swapping-stations on their routes. We believe we have made significant progress in entering into the EV market as of the date of this prospectus supplement, however, there is no assurance that we will be able to execute our business plan to expand into the EV market as we have planned. For fiscal years ended December 31, 2022, 2023, and 2024, our revenues from the EV business were RMB3.1 million, RMB17.1 million, and RMB41.8 million, which constituted 39.2%, 86.3%, and 94.5%, respectively, of our total revenue.

Additionally, we plan to develop AI-integrated solutions for energy grids and transportation systems. By incorporating AI algorithms, our comprehensive solutions for smart energy grids are expected to support autonomous EV driving, optimize energy replenishment efficiency, and connect EV assets with advanced AI-powered transportation systems, enabling peak and off-peak energy load balancing.

Recent Development

Variation of Share Capital

The 2024 annual general meeting of shareholders (the “AGM”) of the “Company was held on August 13, 2024. At the AGM, the shareholders of the Company adopted the following resolutions with respect to the variation of share capital:

(a)	re-designated all of the issued shares of a par value of US$0.00001 each (the “Shares”) in the capital of the Company (other than the 71,250 ordinary shares held by U Create Limited, the 157,859 ordinary shares held by U Trend Limited, the 149,435 ordinary shares held by Upincar Limited and the 209,644 ordinary shares held by Fortune Light Assets Ltd) into Class A Ordinary Shares of US$0.00001 each, with each Class A Ordinary Share entitled to one vote;

(b)	re-designated the 71,250 ordinary shares held by U Create Limited, the 157,859 ordinary shares held by U Trend Limited, the 149,435 ordinary shares held by Upincar Limited and the 209,644 ordinary shares held by Fortune Light Assets Ltd into Class B Ordinary Shares of US$0.00001 each, with each Class B Ordinary Share entitled to 20 votes;

(c)	re-designated 3,996,621,812 authorized but unissued ordinary shares as Class A Ordinary Shares; and

(d)	re-designated 1,000,000,000 authorized but unissued ordinary shares as Class B Ordinary Shares,

As a result, immediately following the AGM, the authorized share capital of the Company was varied from US$50,000 divided into 5,000,000,000 ordinary shares of par value of US$0.00001 each to US$50,000 divided into 3,999,411,812 Class A Ordinary Shares of a par value of US$0.00001 each, and 1,000,588,188 Class B Ordinary Shares of a par value of US$0.00001 each.

Entry Into a Material Definitive Agreement with Certain Institutional Investors

On January 24, 2025, we entered into a securities purchase agreement with certain institutional investors, pursuant to which we issued and sold (i) in a registered direct offering 648,000 Class A Ordinary Shares and pre-funded warrants to purchase up to 393,668 Class A Ordinary Shares, and (ii) in a concurrent private placement, common warrants to purchase up to 1,562,502 Class A Ordinary Shares, which have an exercise price of $4.80 per Class A Ordinary Share, are exercisable immediately as of such date and will expire on January 28, 2030. The combined offering price for each Class A Ordinary Share and accompanying common warrant in the foregoing transaction was $4.80. The closing of the transaction took place on January 27, 2025. The gross proceeds to the Company were approximately $5.0 million before deducting the placement agent’s fees and other offering expenses.

The Class A Ordinary Shares, the pre-funded warrants and the Class A Ordinary Shares underlying the pre-funded warrants described above were offered by the Company pursuant to a registration statement on Form F-3 (File No.333-282901), previously filed and declared effective by the SEC on November 8, 2024, the base prospectus filed as part of the registration statement on Form F-3, and the prospectus supplement dated January 27, 2025. The issuance and sale of the common warrants described above was exempt from the registration requirements of the Securities Act, pursuant to an exemption provided by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Entry Into Two Material Definitive Agreements with Fortune Light Assets Ltd.

On May 13, 2024, we entered into a subscription agreement with Fortune Light Assets Ltd. (“FLA”). Pursuant to the subscription agreement, FLA agreed to subscribe for and purchase, and the Company agreed to issue and sell to FLA, pursuant to Regulation S under the Securities Act, an aggregate of 209,644 ordinary shares of the Company, par value US$0.00001 per share, at a purchase price of $4.77 per share, for an aggregate purchase price of $1,000,001.88. The closing of the transaction took place on June 15, 2024. Pursuant to the subscription agreement, FLA is entitled to the following: (i) one demand registration with respect to the 209,644 ordinary shares (such demand registration right will be terminated on the six-month anniversary of the execution date of the subscription agreement); and (ii) the purchase of up to 492,611 ordinary shares of the Company at a per share price of $6.09 for a total purchase price of up to $3,000,000, pursuant to an agreement which shall be in customary form reasonably acceptable to the parties, and such right to purchase additional shares will be terminated on the two-year anniversary of the execution date of the subscription agreement.

On June 24, 2024, we entered into a subscription agreement with FLA. Pursuant to the subscription agreement, FLA agreed to subscribe for and purchase, and the Company agreed to issue and sell to FLA, pursuant to Regulation S under the Securities Act, an aggregate of 209,644 ordinary shares of the Company, par value US$0.00001 per share, at a purchase price of $4.77 per share, for an aggregate purchase price of $1,000,001.88. The closing of the transaction took place on July 3, 2024. Pursuant to the subscription agreement, FLA is entitled to the following: (i) one demand registration with respect to the 209,644 ordinary shares (such demand registration right will be terminated on the six-month anniversary of the execution date of the subscription agreement); and (ii) the purchase of up to 164,204 ordinary shares of the Company at a per share price of $6.09 for a total purchase price of up to $1,000,002.36, pursuant to an agreement which shall be in customary form reasonably acceptable to the parties, and such right to purchase additional shares will be terminated on the two-year anniversary of the execution date of this subscription agreement.

Entry Into a Material Definitive Agreement with Big Benefit Ltd.

On May 23, 2024, we entered into a subscription agreement with Big Benefit Ltd. (“BBL”). Pursuant to the subscription agreement, BBL agreed to subscribe for and purchase, and the Company agreed to issue and sell to BBL, pursuant to Regulation S under the Securities Act, an aggregate of 419,289 ordinary shares of the Company, par value US$0.00001 per share, at a purchase price of $4.77 per ordinary shares, for an aggregate purchase price of $2,000,008.53.

The closing of the transaction took place on June 10, 2024. BBL is entitled to demand registration with respect to the 419,289 ordinary shares (such demand registration right will expire on the six-month anniversary of the execution date of the subscription agreement).

Corporate Structure

We are a Cayman Islands exempted company incorporated on June 17, 2021. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (As Revised) of the Cayman Islands that do not apply to exempted companies.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

U Power Limited（Cayman）
"Company"
Cayman, 2021
100%
Youcang Limited（BVI）
100%
Energy U Limited（HK）(1)
85%
U Swap Co., Ltd.（TH）
70%
Greendrive Tech Co., Ltd.（TH）(2)
100%
Shandong Yousheng New Energy Technology Development Co., Ltd
"WFOE"
PRC, 2022.
100%
Anhui Yousheng New Energy Co., Ltd,
"AHYS"
PRC, 2013
87%
Youpin Automobile Service (Shandong) Co., Ltd.
"Youpin SD"
PRC, 2020
98%
Youxu New Energy Technology (Zibo) Co., Ltd.
PRC, 2021
70%
Shanghai Youxu New Energy Technology Co., Ltd.
"SH Youxu"
PRC, 2021
100%
Chengdu Youvineng Automobile Service Co., Ltd.
"CD Youvineng"
PRC, 2020
70%
Shanghai Youteng Automobile Service Co., Ltd.
"SH Youteng"
PRC, 2020
54.37%
Youpin Automobile Service Group Co., Ltd.
"Youpin"
PRC, 2013
100%
Youguan Financial Leasing (China) Co., Ltd.
PRC, 2017
100%
Liaoning Youguan New Energy Technology Co., Ltd.
PRC, 2019
100%
Shanghai Youchuangneng Digital Technology Co., Ltd. .
PRC, 2015
100%
Wuhu Youxu New Energy Technology Co., Ltd.
PRC, 2021
100%
Youxu (Xiamen) Power Exchange Network Technology Co., Ltd.
PRC, 2021
100%
Quanzhou Youvi Power Exchange Network Technology Co., Ltd.
PRC, 2021
80%
Henan Youxu New Energy Technology Co., Ltd.,
PRC, 2022
70%
Youxu New Energy Technology (Nanyang) Co., Ltd.,
PRC, 2023
100%
Shanghai Younengke New Energy Technology Co., Ltd.PRC, 2025

Regulatory Developments on Overseas-listing

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage.

On December 24, 2021, the CSRC, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), of which the public comment period ended on January 23, 2022. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

On February 17, 2023, the CSRC released the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Overseas Listings Rules, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice. The Overseas Listings Rules, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Administration Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies.

Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of initial public offerings or listing applications. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and completed their overseas offering and listing prior to September 30, 2023, such as us, shall be deemed to be Existing Issuers. Existing Issuers are not required to complete the filing procedures for listing overseas immediately, but are required to file with the CSRC for any subsequent offerings in the same overseas market, including this offering, within three working days after the offering is completed. Any failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings, and fines against us and could materially hinder our ability to offer or continue to offer our securities.

As of the date of this prospectus supplement, neither we nor any of the PRC operating entities have been subject to any investigation, or received any warning, or sanction from the CSRC or other applicable government authorities related to the offering of our securities.

Permissions from the PRC Authorities

As of the date of this prospectus supplement, we and our PRC operating entities have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (1) business licenses; and (2) auto dealer filings. However, in the future, if any additional approvals or permissions are required, we cannot assure you that any of these entities will be able to receive clearance of compliance requirements in a timely manner, or at all. Any failure to fully comply with any compliance requirements may cause our PRC operating entities, to be unable to operate their businesses in the PRC, subject them to fines, relevant businesses or operations suspension for rectification, or other sanctions.

On December 28, 2021, thirteen governmental departments of the PRC, including the CAC, issued the revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that any network platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. As advised by our PRC counsel, Guantao Law Firm, since we are not an online platform operator that possesses over one million users’ personal information, we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will be able to comply with such regulations in all respects, and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions and the costs of compliance with, and other burdens imposed by such laws and regulations may limit the use and adoption of our products, which may have material adverse effects on our business, operations, and financial condition.

On July 7, 2022, the CAC published the Measures for the Security Assessment of Outbound Data Transfer (《数据出境安全评估办法》), which became effective on September 1, 2022. The measures apply to the security assessment of important data and personal information collected and generated during operation within the territory of the People’s Republic of China and transferred abroad by a data handler. According to the Measures, a data handler shall file with the State Cyberspace Administration for security assessment via the Province Cyberspace Administration if it transfers data abroad under any of the following circumstances: (i) a data handler who transfers important data abroad; (ii) a critical information infrastructure operator, or a data handler processing the personal information of more than one million individuals transfers personal information to abroad; (iii) since January 1 of the previous year, a data handler cumulatively transferred abroad the personal information of more than 100,000 individuals, or the sensitive personal information of more than 10,000 individuals; or (iv) any other circumstances where the security assessment for the outbound data transfer is required by the State Cyberspace Administration. As advised by our PRC counsel, Guantao Law Firm, since none of our PRC operating entities is a data handler that transfers data abroad under any of the aforementioned circumstances, the operations of the PRC operating entities, our continued listing, and this offering are not affected by the Measures for the Security Assessment of Outbound Data Transfer.

As of the date of this prospectus supplement, our PRC operating entities have not received any notice from any authorities identifying the operating entities as a CIIO or requiring the operating entities to go through cybersecurity review or network data security review by the CAC, nor have our PRC operating entities been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities. In addition, our PRC operating entities have not received any inquiry, notice, warning, or sanction in such respect. We believe that our PRC operating entities are in compliance with the aforementioned regulations and policies. However, our PRC operating entities could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against the PRC operating entities, which may have material adverse effect on the PRC operating entities’ business, financial condition or results of operations.

In addition, on February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of relevant application for listing or completion of any subsequent offerings. If a domestic company fails to complete required filing procedures or conceals any material facts or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, and the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. As of the date of this prospectus supplement, neither we nor any of the PRC operating entities have been subject to any investigation, or received any warning, or sanction from the CSRC or other applicable government authorities related to the offering of our securities.

As of the date of this prospectus supplement, we believe that, except the filing procedures with the CSRC pursuant to the Trial Measures and supporting guidelines, neither the Company, nor the PRC operating entities, will be required to obtain permission from any Chinese authorities to offer our securities based on PRC laws and regulations currently in effect, and neither we nor the PRC operating entities have been denied such permission by any Chinese authorities. However, we cannot assure you that the PRC regulatory agencies would take the same view as we do, and there is no assurance that our PRC operating entities will always be able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of their present or future business. If our PRC operating entities (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC operating entities, are required to obtain such permissions or approvals in the future, they could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Distributions and Dividends

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or a share premium amounts, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. As of the date of this prospectus supplement, (1) the Company transferred approximately $1.97 million, $4.88 million and $5.30 million to a subsidiary, Energy U Limited, as of July 25, 2025, and in fiscal years 2024 and 2023, respectively, and no other cash transfers or transfers of other assets have occurred between the Company and its subsidiaries, and (2) the Company and its subsidiaries have not made any dividends or distributions to investors.  We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus supplement, we have not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors.

Our PRC operating entities receive substantially all of our revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, we may rely on dividend payments from the PRC operating subsidiaries. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Cash dividends, if any, on our Ordinary Shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE, Shandong Yousheng New Energy Technology Development Co., Ltd, to its direct Hong Kong holding company. As of the date of this prospectus supplement, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate if and when our PRC subsidiaries plan to declare and pay dividends to our Hong Kong subsidiaries.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings.  These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” beginning on page 6 of the 2024 Annual Report and in the section titled “Risk Factors” of this prospectus supplement.

Risks Relating to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	Changes in China’s economic, political or social conditions, laws, regulations or governmental policies could have a material adverse effect on our business, financial conditions and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. For details, see the risk factor on page 11 of the 2024 Annual Report;

●	Substantial uncertainties in the promulgation, interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us. For details, see the risk factor on page 12 of the 2024 Annual Report;

●	Any actions by the Chinese government, including any decision to intervene or influence the operations of the operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. For details, see the risk factor on page 12 of the 2024 Annual Report;

●	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. For details, see the risk factor on page 13 of the 2024 Annual Report;

●	The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions. For details, see the risk factor on page 18 of the 2024 Annual Report;

●	To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets. For details, see the risk factor on page 21 of the 2024 Annual Report;

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment. For details, see the risk factor on page 23 of the 2024 Annual Report;

●	Governmental control of currency conversion may limit our ability to utilize our income effectively and affect the value of your investment. For details, see the risk factor on page 23 of the 2024 Annual Report;

●	The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchanges, which would materially affect the interest of the investors. For details, see the risk factor on page 24 of the 2024 Annual Report;

●	The Holding Foreign Companies Accountable Act and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor. For details, see the risk factor on page 25 of the 2024 Annual Report; and

●	Changes in international trade policies, or the escalation of tensions in international relations, particularly with regard to China, may adversely impact our business and operating results. For details, see the risk factor on page 26 of the 2024 Annual Report.

Risks Relating to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We have incurred substantial losses in the past and may incur losses in the future. There is substantial doubt about our ability to continue as a going concern. For details, see the risk factor on page 28 of the 2024 Annual Report;

●	We have limited operating history in an emerging and fast-growing market, and our historical financial and operating performance may not be indicative of our future prospects and results of operations. For details, see the risk factor on page 28 of the 2024 Annual Report;

●	We face intense competition and may not be able to compete effectively. For details, see the risk factor with the same heading on page 29 of the 2024 Annual Report;

●	We may not be able to effectively manage our growth, control expenses or implement business strategies, any of which events may cause our PRC subsidiaries to be unable to provide services or deliver products with premium quality or compete effectively. For details, see the risk factor on page 30 of the 2024 Annual Report;

●	Any harm to our brands or reputation or any damage to the reputation of the third parties with whom we collaborate or failure to enhance brand recognition could have a material adverse effect on our results of operations and growth prospects. For details, see the risk factor on page 30 of the 2024 Annual Report;

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position. For details, see the risk factor on page 31 of the 2024 Annual Report;

●	Some of our patent applications on UOTTA technology are currently pending, we cannot assure you that such patents will be approved, and we may not be able to prevent others from developing or exploiting competing technologies, which could have a material and adverse effect on our business, results of operations, financial condition and prospects. For details, see the risk factor on page 32 of the 2024 Annual Report;

●	Any significant disruption in our IT systems, including events beyond our control, or disruptions in our business partners’ IT systems, could have a material and adverse effect on our business and financial condition. For details, see the risk factor on page 33 of the 2024 Annual Report;

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected. For details, see the risk factor on page 34 of the 2024 Annual Report;

●	Our business will be harmed if overall consumer demand suffers from a severe or sustained economic downturn or if there is an oversupply in the automobile industry, the EV industry or the battery-swapping station sector. For details, see the risk factor on page 35 of the 2024 Annual Report;

●	The seasonality of the automobile industry impacts our operating results. For details, see the risk factor on page 36 of the 2024 Annual Report; and

●

Our integration of AI technologies into our products and services is subject to significant risks and uncertainties, and there is no assurance that our AI strategy will be successful or that we will be able to effectively compete in this rapidly evolving field. For details, see the risk factor on page S-15 of this prospectus supplement.

Risks Related to Our Vehicle Sourcing Business

Risks and uncertainties related to our vehicle sourcing business, but are not limited to, the following:

●	Our vehicle sourcing network is crucial to the success of our business; if we fail to further develop or maintain our business relationships with sourcing partners at a sustainable cost, or at all, our business, financial condition and prospects would be materially and adversely affected. For details, see the risk factor on page 39 of the 2024 Annual Report;

●	The commissions from our sourcing services may decline in the future, and any material decrease in such commissions could harm our business, financial condition and results of operations. For details, see the risk factor on page 39 of the 2024 Annual Report;

●	We face intense competition in the sourcing market and may not be able to compete effectively. For details, see the risk factor on page 40 of the 2024 Annual Report;

●	Uncertainties relating to the growth of the Chinese automotive markets in general could adversely affect our sourcing business and results of operations. For details, see the risk factor on page 40 of the 2024 Annual Report;

●	Our business is sensitive to changes in the prices of new and used vehicles. For details, see the risk factor on page 41 of the 2024 Annual Report; and

●	We rely on third-party carriers to transport vehicles to our customers, and they are subject to associated business risks and costs and with those of the transportation industry, generally, many of which risks and costs would be out of our control. For details, see the risk factor on page 41 of the 2024 Annual Report.

Risks Related to UOTTA-powered EV and Battery-Swapping Station Business

Risks and uncertainties related to our UOTTA-powered EV and Battery-Swapping Station business include, but are not limited to, the following:

●	We may encounter difficulties in entering into the EV market, which may materially and adversely affect our growth and business prospects. For details, see the risk factor on page 41 of the 2024 Annual Report;

●	Our future growth is dependent upon the demand for, and upon consumers’ willingness to adapt to, EVs and battery-swapping stations as a power solution. For details, see the risk factor on page 42 of the 2024 Annual Report;

●	Our success depends on our ability to successfully develop, market and sell UOTTA-powered EVs and battery-swapping stations. For details, see the risk factor on page 43 of the 2024 Annual Report;

●	If UOTTA-powered EVs and battery-swapping stations do not meet the expectations of customers and users, our business, financial condition and competitive position will be materially and adversely affected. For details, see the risk factor on page 43 of the 2024 Annual Report;

●	We may encounter difficulty promoting and marketing UOTTA-powered EVs and battery-swapping stations because of the lack of unified industry standards on EV batteries. For details, see the risk factor on page 43 of the 2024 Annual Report;

●	Our reliance on third parties for manufacturing UOTTA-powered commercial-use EVs and battery-swapping stations increases the risk that the supply of our products may become limited or interrupted or may not be of satisfactory quality and quantity. For details, see the risk factor on page 44 of the 2024 Annual Report;

●	If we fail to comply with regulatory requirements, our business could be adversely affected. For details, see the risk factor on page 45 of the 2024 Annual Report;

●	We may fail to maintain our strategic partnerships with auto manufacturers to jointly develop UOTTA-powered EVs. For details, see the risk factor on page 45 of the 2024 Annual Report;

●	We depend on third parties for the supply of components and parts to manufacture battery-swapping stations. For details, see the risk factor on page 45 of the 2024 Annual Report;

●	We could experience cost increases or disruptions in supply of raw materials or other components used in the manufacturing of battery-swapping stations. For details, see the risk factor on page 46 of the 2024 Annual Report;

●	Adverse conditions affecting one or more of our cooperating automobile manufacturers, battery-swapping station manufacturers and suppliers may negatively impact our business, financial condition and prospects. For details, see the risk factor on page 46 of the 2024 Annual Report;

●	The UOTTA-powered EVs we jointly develop with cooperating automobile manufacturers are subject to motor vehicle safety standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results. For details, see the risk factor on page 47 of the 2024 Annual Report;

●	The construction and operation of our battery-swapping station manufacturing facilities are subject to regulatory approvals or filings and may be subject to changes, delays, cost overruns or may not produce expected benefits. For details, see the risk factor on page 47 of the 2024 Annual Report; and

●	The unavailability, reduction or elimination of government and economic incentives or government policies which are favorable for EVs, domestically produced vehicles or battery-swapping stations could have a material adverse effect on our business, financial condition and prospects. For details, see the risk factor on page 47 of the 2024 Annual Report.

Risks Related to Our Class A Ordinary Shares and the Trading Market

Risks and uncertainties related to our Class A Ordinary Shares and the trading market include, but are not limited to, the following:

●	An active trading market for our Class A Ordinary Shares may not develop or sustain, and the trading price for our ordinary shares may fluctuate significantly. For details, see the risk factor on page 48 of the 2024 Annual Report;

●	The trading price of our Class A Ordinary Shares has been, and is likely to continue to be, volatile, which could result in substantial losses to investors. For details, see the risk factor on page 48 of the 2024 Annual Report;

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. For details, see the risk factor on page 49 of the 2024 Annual Report;

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price. For details, see the risk factor on page 50 of the 2024 Annual Report;

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment. For details, see the risk factor on page 50 of the 2024 Annual Report; and

●	We will incur increased costs as a result of being a public company. For details, see the risk factor on page 51 of the 2024 Annual Report.

Risks Related to Our Capital Structure

Risks and uncertainties related to our capital structure include, but are not limited to, the following:

●	Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares. For details, see the risk factor on page 52 of the 2024 Annual Report; and

●	Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial. For details, see the risk factor on page 52 of the 2024 Annual Report.

Risks Related to this Offering

Risks and uncertainties related to this offering include, but are not limited to, the following:

●	The market price of the Class A Ordinary Shares has been and will likely continue to be volatile and you could lose all or part of your investment. For details, see the risk factor on page S-15 of this prospectus supplement;

●	We have broad discretion in the use of the net proceeds from the offering and may not use them effectively. For details, see the risk factor on page S-16 of this prospectus supplement;

●	Significant holders or beneficial holders of our Class A Ordinary Shares may not be permitted to exercise Pre-funded Warrants that they hold. For details, see the risk factor on page S-16 of this prospectus supplement;

●	Raising additional capital, including as a result of this offering, may cause dilution to our existing shareholders, restrict our operations or cause us to relinquish valuable rights. For details, see the risk factor on page S-17 of this prospectus supplement;

●	Future sales or issuances of the Class A Ordinary Shares, including any Class A Ordinary Shares issuable upon exercise of the Pre-funded Warrants, in the public markets, the exercise of the Warrants, or the perception of such sales, could depress the trading price of the Class A Ordinary Shares. For details, see the risk factor on page S-17 of this prospectus supplement;

●	Holders of the Pre-funded Warrants purchased in this offering will have no rights as shareholders until such holders exercise such Pre-funded Warrants and acquire the Class A Ordinary Shares. For details, see the risk factor on page S-17 of this prospectus supplement; and

●	There is no public market for the Pre-funded Warrants being offered in this offering. For details, see the risk factor on page S-17 of this prospectus supplement.

Corporate Information

Our principal executive offices are located at 18/F, Building 3, Science and Technology Industrial Park, Yijiang District, Wuhu City, Anhui Province (安徽省芜湖市弋江区科技产业园3号楼18层), People’s Republic of China. Our telephone number at this address is 00852-6859-3598. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is http://www.upincar.com/. The information contained on our websites is not a part of this prospectus supplement. Our agent for service of process in the United States is located at 122 East 42nd St 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country’s requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Class A Ordinary Shares offered by us	445,000 Class A Ordinary Shares.

Pre-funded Warrants offered by us	We are offering Pre-funded Warrants to purchase up to 106,628 Class A Ordinary Shares to an institutional investor, whose purchase of Class A Ordinary Shares in this offering would otherwise result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering. Each Pre-funded Warrant is exercisable for one Class A Ordinary Share. The purchase price of each Pre-funded Warrant is $2.4999, and the exercise price of each Pre-funded Warrant is $0.0001 per Class A Ordinary Share. The Pre-funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. This prospectus supplement also relates to the offering of 106,628 Class A Ordinary Shares issuable upon exercise of the Pre-funded Warrants. We do not intend to apply for listing of the Pre-funded Warrants on Nasdaq or any other securities exchange or nationally recognized trading system. See “Description of Securities.”

Concurrent private placement	In a concurrent private placement, we are issuing to the purchaser of the Class A Ordinary Shares in this offering Warrants to purchase up to an additional 551,628 Class A Ordinary Shares. The Warrants are immediately exercisable, expire five years from issuance, and have an initial exercise price of $2.50 per share, which exercise price is subject to standard adjustments for dividends, splits and similar events and is also subject to adjustment for certain dilutive issuances (as defined in the form of Warrant). The Warrants and the Class A Ordinary Shares issuable upon exercise of the Warrants are not being offered pursuant to this prospectus supplement and accompanying base prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. See “Concurrent Private Placement of Warrants.”

Ordinary Shares to be outstanding after this offering	4,971,484 Ordinary Shares, assuming exercise in full of the Pre-funded Warrants offered in this offering.

Use of proceeds	We expect to receive net proceeds of approximately $1,077,535 from this offering, after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for (i) market expansion efforts and business development; and (ii) working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our securities involves significant risks. You should read the section titled “Risk Factors” and under similar headings in other documents or incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to purchase the Class A Ordinary Shares.

Dividend policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”

Listing	The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UCAR.”

The number of Ordinary Shares to be outstanding after this offering is based on 4,419,856 Ordinary Shares outstanding as of July 24, 2025.

Except as otherwise indicated, the information in this prospectus supplement, including the number of Ordinary Shares that will be outstanding after this offering assumes (i) full exercise of the Pre-funded Warrants offered in this offering for cash, and (ii) no exercise of the Warrants to be issued in the concurrent private placement.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described below and under the heading “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report, which is incorporated in this prospectus supplement by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus supplement or incorporated by reference into this prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” of this prospectus supplement.

Risks Relating to Our Business and Industry

Our integration of AI technologies into our products and services is subject to significant risks and uncertainties, and there is no assurance that our AI strategy will be successful or that we will be able to effectively compete in this rapidly evolving field.

We are in the process of integrating AI technologies into our core product and service offerings, including AI-driven solutions for energy grids, EVs, and advanced transportation systems. We do not anticipate utilizing open-source AI technology as of the date of this prospectus supplement. While we believe that these innovations may offer operational benefits and position us as a leading provider of comprehensive AI-integrated energy solutions, this evolving business model carries a number of risks.

The AI industry is still in its early stages and is characterized by rapid technological change, evolving industry standards, regulatory uncertainty, and intense competition from both established companies and new market entrants. There is no guarantee that our investment in AI technologies will result in commercially viable products, competitive advantages, or customer adoption. Our AI models and algorithms may not perform as intended, may not achieve the desired efficiencies, or may produce results that are biased, unpredictable, or unreliable. Furthermore, our success depends on our ability to recruit and retain personnel with expertise in AI, data science, and advanced energy infrastructure, which is highly competitive and costly.

In addition, regulatory frameworks governing the use of AI are still developing and may vary widely across jurisdictions. New or evolving laws and regulations, such as those concerning data privacy, cybersecurity, algorithmic transparency, or liability for autonomous systems, could increase our compliance costs, limit the deployment of our AI technologies, or expose us to legal and reputational risks.

If we are unable to effectively develop, integrate, or scale our AI-based solutions, or if such solutions do not achieve market acceptance, our business prospects, financial condition, and results of operations could be materially and adversely affected.

Risks Related to this Offering

The market price of the Class A Ordinary Shares has been and will likely continue to be volatile and you could lose all or part of your investment.

The market price of the Class A Ordinary Shares has been and may continue to be highly volatile and could be subject to large fluctuations in response to the risk factors discussed in this section, and others beyond our control, including the following:

●	variations in our income, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new services and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our services or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations.

Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We have broad discretion in the use of the net proceeds from the offering and may not use them effectively.

Our board of directors and management will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the Class A Ordinary Shares. The failure by our board of directors and management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of the Class A Ordinary Shares to decline and delay the development of our products. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

Significant holders or beneficial holders of our Class A Ordinary Shares may not be permitted to exercise Pre-funded Warrants that they hold.

A holder of a Pre-funded Warrant will not be entitled to exercise any portion of such  Pre-funded Warrant which, upon giving effect to such exercise, would cause the aggregate number of our Class A Ordinary Shares beneficially owned by the holder (together with its affiliates and certain related parties) to exceed 4.99% or 9.99%, as applicable, of the number of our Class A Ordinary Shares that would be outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us. As a result, a holder may not be able to exercise  Pre-funded Warrants for shares of our Class A Ordinary Shares at a time when it would be financially beneficial to do so. In such circumstance such holder could seek to sell its  Pre-funded Warrants to realize value, but may be unable to do so in the absence of an established trading market for the Pre-funded Warrants.

Raising additional capital, including as a result of this offering, may cause dilution to our existing shareholders, restrict our operations or cause us to relinquish valuable rights.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as holder of Class A Ordinary Shares. Any indebtedness we incur would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our shareholders. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of the Class A Ordinary Shares to decline and existing shareholders may not agree with our financing plans or the terms of such financings. If we raise additional funds through strategic partnerships, collaborations, and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, technologies or our product candidates, or grant licenses on terms unfavorable to us.

Future sales or issuances of the Class A Ordinary Shares, including any Class A Ordinary Shares issuable upon exercise of the Pre-funded Warrants, in the public markets, the exercise of the Warrants, or the perception of such sales, could depress the trading price of the Class A Ordinary Shares.

The sale of a substantial number of Class A Ordinary Shares, including any Class A Ordinary Shares issuable upon exercise of the Pre-funded Warrants, or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of the Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of the Ordinary Shares at any time pursuant to this prospectus supplement or in one or more separate offerings. In addition, we will be issuing Pre-funded Warrants to purchase 106,628 Class A Ordinary Shares in this offering and Warrants to purchase 551,628 Class A Ordinary Shares in the concurrent private placement. To the extent that holders of the Pre-funded Warrants, or the Warrants sell the Class A Ordinary Shares issued upon the exercise of such warrants, the market price of the Class A Ordinary Shares may decrease due to the additional selling pressure in the market. We cannot predict the effect that future sales of Class A Ordinary Shares or other equity-related securities would have on the market price of the Class A Ordinary Shares.

Holders of the Pre-funded Warrants purchased in this offering will have no rights as shareholders until such holders exercise such Pre-funded Warrants and acquire the Class A Ordinary Shares.

Until holders of the Pre-funded Warrants purchased in this offering acquire the Class A Ordinary Shares upon exercise thereof, holders of the Pre-funded Warrants will have no rights with respect to the Class A Ordinary Shares underlying the Pre-funded Warrants. Upon exercise of any of the Pre-funded Warrants purchased in this offering, such holders will be entitled to exercise the rights of Class A Ordinary Shares holders only as to matters for which the record date occurs after the exercise date.

There is no public market for the Pre-funded Warrants being offered in this offering.

There is no public trading market for the Pre-funded Warrants being offered in this offering and we do not expect a market to develop for either. In addition, we do not intend to list the Pre-funded Warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of Class A Ordinary Shares in this offering will be approximately $1.08 million, assuming exercise of all Pre-funded Warrants being issued in this offering for cash, and no exercise of the Warrants being issued in the concurrent private placement, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering.

We currently intend to use the net proceeds of this offering for (i) market expansion efforts and business development; and (ii) working capital and other general corporate purposes.

The expected uses of net proceeds from this offering represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. Our management will retain broad discretion over the allocation of the net proceeds from this offering.

DIVIDEND POLICY

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that we may only pay dividends out of profits or share premium, and provided that in no circumstances may a dividend be paid if it would result in us being unable to pay our debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

We do not have any plan to declare or pay any cash dividends on our Ordinary Shares in the foreseeable future. We intend to retain most, if not all, of our available funds and future earnings to operate and expand our business.

We are an exempted company with limited liability incorporated in the Cayman Islands. We rely principally on dividends distributed by our PRC subsidiaries and payments from PRC subsidiaries for our cash requirements, including distribution of dividends to our shareholders. Dividends distributed by our PRC subsidiaries are subject to PRC taxes.

In addition, PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us and only allow a PRC company to pay dividends out of its accumulated distributable after-tax profits as determined in accordance with its articles of association and the PRC accounting standards and regulations. See “Risk Factors — Risks Relating to Doing Business in China” of the accompanying base prospectus and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in the 2024 Annual Report.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024:

●	on an actual basis as of December 31, 2024;

●	on a pro forma basis, to give effect to the securities issued by the Company between January 1, 2025 and June 30, 2025, including the sale of 1,041,668 Ordinary Shares of the Company (before the variation of share capital approved in January 2025) for an aggregate purchase price of $5,000,006.40; and

●	on an as further adjusted basis to give further effect to the sale of the Class A Ordinary Shares and the Pre-funded Warrants in this offering, assuming full exercise of the Pre-funded Warrants for cash and the issuance of the Warrants in the concurrent private placement, after deducting placement agent fees and estimated offering expenses payable by us (assuming no exercise of the Warrants).

You should read this table in conjunction with the section titled “Use of Proceeds” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of December 31, 2024
	Actual (1)	Pro Forma (2) (unaudited)	Pro Forma As Adjusted (3) (unaudited)
	$ in thousands	$ in thousands	$ in thousands
Shareholders’ Equity:
Class A Ordinary Shares, $0.00001 par value, 3,999,411,812 Class A Ordinary Shares authorized, 4,041,312 and 4,592,940 Class A Ordinary Shares issued and outstanding - pro forma and pro forma as adjusted basis, respectively	-	-	-
Class B Ordinary Shares, $0.00001 par value, 1,000,588,188 Class B Ordinary Shares authorized, 378,544 Class B Ordinary Shares issued and outstanding - pro forma and pro forma as adjusted basis	-	-	-
Additional paid-in capital	70,222	74,884	75,960
Accumulated deficit	(30,290)	(30,290)	(30,290)
Total U POWER LIMITED’s shareholders’ equity	39,932	44,594	45,670
Non-controlling interests	4,043	4,043	4,043
Total equity	43,975	48,637	49,713
Total Shareholders’ Equity	43,975	48,637	49,713
Total Capitalization	$43,975	$48,637	49,713

DILUTION

As of December 31, 2024, our net tangible book value was approximately $37.7 million, or $11.16 per Ordinary Share. Our net tangible book value per Ordinary Share represents our total net tangible assets less our total intangibles, divided by the number of Ordinary Shares outstanding at December 31, 2024. After giving effect to the securities issued by the Company between January 1, 2025 and June 30, 2025, including the sale of 1,041,668 Ordinary Shares of the Company (before the variation of share capital approved in January 2025) for an aggregate purchase price of $5.0 million, our pro forma net tangible book value as of December 31, 2024 was approximately $42.4 million, or $9.58 per Ordinary Share.

After giving further effect to this offering (which includes the issuance and sale of 445,000 Class A Ordinary Shares and Pre-funded Warrants to purchase up to an aggregate of 106,628 Class A Ordinary Shares), assuming full exercise of the Pre-funded Warrants to be issued in this offering for cash, and the issuance of the Warrants in the concurrent private placement, after deducting placement agent fees and estimated offering expenses payable by us (assuming no exercise of the Warrants offered in the concurrent private placement), our pro forma as adjusted net tangible book value as of December 31, 2024 would have been approximately $43.4 million, or $8.74 per Ordinary Share. This represents an immediate decrease in the net tangible book value of $0.84 per Ordinary Share to our existing shareholders and an immediate increase in the net tangible book value of approximately $6.24 per Ordinary Share to the purchasers of securities in this offering, as illustrated by the following table:

Post-Offering
Offering price per Class A Ordinary Share	$2.50
Net tangible book value per Ordinary Share as of December 31, 2024	$11.16
Decrease to the net tangible book value due to the pro forma adjustments	$1.58
Pro forma net tangible book value per Ordinary Share as of December 31, 2024	$9.58
Decrease in pro forma as adjusted net tangible book value per Ordinary Share attributable to this offering	$0.84
Pro forma as adjusted net tangible book value per Ordinary Share immediately after this offering	$8.74
Amount of increase in net tangible book value per Ordinary Share to the new investor in the offering	$6.24

The above table and information are based on 3,378,188 Ordinary Shares outstanding as of December 31, 2024.

We may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES

We are offering 445,000 Class A Ordinary Shares and Pre-funded Warrants to purchase up to 106,628 Class A Ordinary Shares. The following description of the Class A Ordinary Shares and Pre-funded Warrants summarizes the material terms and provisions thereof, including the material terms of the Class A Ordinary Shares and Pre-funded Warrants we are offering under this prospectus supplement and the accompanying base prospectus. This prospectus supplement also relates to the offering of Class A Ordinary Shares issuable upon exercise, if any, of the Pre-funded Warrants issued in this offering.

Class A Ordinary Shares

The material terms and provisions of the Class A Ordinary Shares are described in the accompanying base prospectus.

Pre-funded Warrants

The term “pre-funded” refers to the fact that the purchase price of Class A Ordinary Shares in this offering includes almost the entire exercise price that will be paid under the Pre-funded Warrants, except for a nominal remaining exercise price of $0.0001. The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrants, the form of which is or shall be filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K which shall be incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrants for a complete description of the terms and conditions of the Pre-funded Warrants.

The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the investor, 9.99%) of our outstanding Class A Ordinary Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-funded Warrants in lieu of Class A Ordinary Shares which would result in such ownership of more than 4.99% (or 9.99%) of our outstanding Class A Ordinary Shares, and receive the ability to exercise their option to purchase the shares underlying the Pre-funded Warrants at such nominal price at a later date.

Duration and Exercise Price

Each Pre-funded Warrant offered hereby has an initial exercise price per Class A Ordinary Share equal to $0.0001. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full. The exercise price and number of Class A Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting the Class A Ordinary Shares and the exercise price.

Exercisability

The Pre-funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). The purchaser of the Pre-funded Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Pre-funded Warrants at closing to have their Pre-funded Warrants exercised immediately upon issuance and receive Class A Ordinary Shares underlying the Pre-funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Pre-funded Warrants to the extent that the holder would own more than 4.99% of the outstanding Class A Ordinary Shares (or, at the election of the purchaser, 9.99%), except that upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding shares after exercising the holder’s Pre-funded Warrants up to 9.99% of our outstanding Class A Ordinary Shares. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a Pre-funded Warrant. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Pre-funded Warrant or round up to the next whole Class A Ordinary Shares.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Pre-funded Warrants. Subject to the holder’s right to receive Class A Ordinary Shares upon a “cashless exercise,” in no event will we be required to net cash settle any exercise of the Pre-funded Warrants.

Transferability

Subject to applicable laws, a Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the Pre-funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system, nor do we have any obligation to do so.

Right as a Shareholder

Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of the Class A Ordinary Shares, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of the Class A Ordinary Shares, including any voting rights, dividends or other rights as a shareholder of the Company, until they exercise their Pre-funded Warrants.

Fundamental Transaction

If, at any time while the Pre-funded Warrants are outstanding, (1) we, directly or indirectly, in one or more related transactions, merge or consolidate with or into another person (other than for the purpose of changing our name and/or the jurisdiction of incorporation), (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of the Class A Ordinary Shares are permitted to sell, tender or exchange their Class A Ordinary Shares for other securities, cash or property and has been accepted by the holders of greater than 50% of our outstanding Class A Ordinary Shares or greater than 50% of the voting power of our common equity, (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of the Class A Ordinary Shares or any compulsory share exchange pursuant to which the Class A Ordinary Shares are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a share purchase agreement or other business combination with another person whereby such other person acquires greater than 50% of our outstanding Class A Ordinary Shares or greater than 50% of the voting power of our common equity (each, a “Fundamental Transaction”), then upon any subsequent exercise of the Pre-funded Warrants, a holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Class A Ordinary Shares then issuable upon exercise of the Pre-funded Warrant, and any additional consideration payable as part of the Fundamental Transaction.

CONCURRENT PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of Class A Ordinary Shares in this offering, we also expect to issue and sell Warrants to purchase an aggregate of up to 551,628 Class A Ordinary Shares. The following summary of certain terms and provisions of the Warrants offered in our concurrent private placement is not complete and is subject to, and qualified in its entirety by the provisions of the Warrant and the form of which will be filed with the SEC by us as an exhibit to a Report of Foreign Private Issuer on Form 6-K in connection with this offering.

Exercisability. Each Warrant shall be exercisable immediately upon issuance and will expire five years from the date of issuance. The Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise, together with applicable charges and taxes. Subject to limited exceptions, the holder of the Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our Class A Ordinary Shares outstanding immediately after giving effect to such exercise. If at any time after the issuance date, a registration statement registering the issuance of the Class A Ordinary Shares underlying the Warrants under the Securities Act is not then effective or available, then the holder may exercise the Warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of Class A Ordinary Shares determined according to the formula set forth in the Warrant. Subject to the holder’s right to receive Class A Ordinary Shares upon a “cashless exercise,” in no event will we be required to net cash settle any exercise of the Warrants. No fractional Class A Ordinary Shares are to be issued upon the exercise of the Warrants. If any fractional share would be deliverable upon the exercise of the Warrants, we, in lieu of delivering such fractional Class A Ordinary Shares, may elect to either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by then current exercise price or round up to the next whole Class A Ordinary Share.

Transfer. Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, an investor may exercise those Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

Exercise Price. The initial exercise price per Class A Ordinary Share purchasable upon exercise of the Warrants is equal to $2.50 per share (which may be adjusted as set forth below). In addition to the exercise price per share, other applicable charges and taxes are due and payable upon exercise.

Adjustment Provisions. The exercise price and the number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, rights offerings, share subdivisions and combinations, reclassifications or similar events affecting the Class A Ordinary Shares. In addition, until the later of one year from the initial issuance date and the date of the first Dilutive Issuance (as defined in the Warrants), if we issue or sell, or are deemed to have issued or sold, any Class A Ordinary Shares and/or Class A Ordinary Share equivalents other than in connection with certain exempt issuances, at a purchase price per share less than the exercise price of the Warrants in effect immediately prior to such issuance or sale or deemed issuance or sale, then immediately after such issuance or sale or deemed issuance or sale, the exercise price of the Warrants then in effect will be reduced to an amount equal to the new issuance price, and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged. Please see the form of Warrant for a complete description of such adjustments.

Exchange Listing. There is no established public trading market for the Warrants, and we do not intend to apply to list the Warrants on any securities exchange or automated quotation system.

Fundamental Transaction. If, at any time while the Warrants are outstanding, (1) we, directly or indirectly, consolidate or merge with or into another person (other than for the purpose of changing our name and/or the jurisdiction of incorporation), (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our Class A Ordinary Shares are permitted to sell, tender or exchange their Class A Ordinary Shares for other securities, cash or property and has been accepted by the holders of greater than 50% of our outstanding Class A Ordinary Shares or greater than 50% of the voting power of our common equity, (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our Class A Ordinary Shares or any compulsory share exchange pursuant to which our Class A Ordinary Shares are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a share purchase agreement or other business combination with another person whereby such other person acquires greater than 50% of our outstanding Class A Ordinary Shares or greater than 50% of the voting power of our common equity, each, a “Fundamental Transaction,” then upon any subsequent exercise of the Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Class A Ordinary Shares then issuable upon exercise of the Warrant, and any additional consideration payable as part of the Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the holder will have the right to require us or a successor entity to repurchase its Warrants at the Black Scholes value; provided, however, that if the Fundamental Transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its Warrants, that is being offered and paid to the holders of our Class A Ordinary Shares in connection with the Fundamental Transaction.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of Class A Ordinary Shares, the holder of Warrants does not have rights or privileges of a holder of Class A Ordinary Shares, including any voting rights or dividends, until the holder exercises the Warrants.

MATERIAL TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus supplement are set forth in “Item 10. Additional Information — E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

PLAN OF DISTRIBUTION

Pursuant to the placement agency agreement (the “Placement Agency Agreement”), dated July 24, 2025 between the Company and Maxim, we have engaged Maxim to act as our exclusive Placement Agent in connection with this offering of the securities pursuant to this prospectus supplement. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities pursuant to this prospectus supplement. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the Placement Agent to purchase any of the securities and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. The Placement Agent will have no authority to bind us by virtue of the Placement Agency Agreement and the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into the Securities Purchase Agreement directly with an institutional investor, who will purchase the securities in this offering.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about July 25, 2025, subject to satisfaction of certain customary closing conditions.

The Placement Agent may distribute this prospectus supplement and accompanying base prospectus electronically.

Fees and Expenses

We have agreed to pay the Placement Agent a cash fee of up to 7.0% of the aggregate gross proceeds raised in the offering as agreed upon by us and the Placement Agent. The following table shows the per share and per Pre-funded Warrant and total placement agent fees payable to the Placement Agent by us in connection with this offering.

	Per Class A Ordinary Share	Per Pre-funded Warrant	Total
Offering price	$1,112,500	$266,570	$1,379,070
Placement agent fees(1)	$77,875	$18,660	$96,535
Proceeds to us, before expenses(2)	$1,034,625	$247,910	$1,282,535

In addition, we agreed to reimburse the Placement Agent up to $40,000 for its reasonable actual out-of-pocket expenses. We estimate the total offering expenses of this offering payable by us, excluding the Placement Agent fees and expenses, will be approximately $165,000.

Right of First Refusal

We have granted the Placement Agent, subject to certain exceptions, a right of first refusal for a period of six months following the closing of this offering to act as our sole managing underwriter and sole book runner, sole placement agent, or sole sales agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings.

Tail

We have also agreed to pay the Placement Agent a tail fee. If any investor, who was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the six-month period following expiration or termination of our engagement of the Placement Agent, we will pay the Placement Agent cash compensation equal to seven percent (7.0%) of the gross proceeds received, subject to certain exceptions.

Lock-up Agreements

We have agreed, subject to limited exceptions, for a period of 45 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any Class A Ordinary Shares or securities convertible, exchangeable or exercisable into, Class A Ordinary Shares either owned as of the date of this prospectus supplement or thereafter acquired. In addition, the Company agreed not to effect or enter into an agreement to effect any issuance of Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement) until 90 days following the closing of this offering.

Our directors, officers, and 10% and greater shareholders have each agreed, subject to limited exceptions, for a period of 120 days after the closing of this offering, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by it or any of its company affiliate or any person in privity with it or any of its company affiliate), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any Class A Ordinary Shares or securities convertible, exchangeable or exercisable into, Class A Ordinary Shares beneficially owned, held or hereafter acquired by it. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

Other Relationships

The Placement Agent and its respective affiliates may in the future engage in investment banking, advisory and other commercial dealings in the ordinary course of business with us or our affiliates for which they may receive customary fees and commissions.

Determination of Offering Price

The actual offering price of the Class A Ordinary Shares and Pre-funded Warrants we are offering was negotiated between us, the Placement Agent and prospective investors, based on the trading of the Class A Ordinary Shares prior to the offering, among other things, and may be at a discount to the current market price. The Class A Ordinary Shares and Pre-funded Warrants offered hereby will be sold at a fixed price until the completion of the offering.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the Placement Agent and any profit realized on the resale of the securities sold by the Placement Agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities, including liabilities under the Securities Act, relating to or arising out of the Placement Agent’s activities under the Placement Agency Agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UCAR.”

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Guantao Law Firm. Ellenoff Grossman & Schole LLP is acting as counsel to the Placement Agent in connection with this offering. Hunter Taubman Fischer & Li LLC may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law, and Guantao Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2024, 2023 and 2022 incorporated herein by reference to the 2024 Annual Report have been so incorporated in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 (File No. 333-282901) under the Securities Act. This prospectus supplement does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuers on Form 6-K.

The SEC maintains a website at www.sec.gov that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The information on our website (www.upincar.com), other than the Company’s SEC filings, is not, and should not be, considered part of this prospectus supplement and is not incorporated by reference into this document.

As a foreign private issuer, U Power Limited is exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to incorporate the following documents into this prospectus supplement, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus supplement:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 15, 2025;

(2)	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on March 31, 2023, and any amendment or report filed for the purpose of updating such description;

(3)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(4)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

The 2024 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

U Power Limited

18/F, Building 3, Science and Technology Industrial Park,

Yijiang District, Wuhu City, Anhui Province

People’s Republic of China, 241003

00852-6859-3598

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

PROSPECTUS

U Power Limited

$50,000,000 of Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

This is an offering of the securities of U Power Limited, a Cayman Islands holding company. We may, from time to time, in one or more offerings, offer and sell up to $50,000,000 of our Class A ordinary shares of par value US$0.00001 each (“Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “UCAR.” On October 28, 2024, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $7.83 per share. The aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of October 28, 2024, was approximately $15,808,190.6, which was calculated based on 2,018,926 Class A Ordinary Shares held by non-affiliates and the price of $7.83 per share, which was the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on October 28, 2024. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 13 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2023 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

We are not a Chinese operating company, but rather a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our operating entities established in the PRC. As such, our corporate structure involves unique risks to investors. Investors of our Class A Ordinary Shares do not directly own any equity interests in our Chinese operating subsidiaries, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could intervene or influence the operations of our Chinese operating subsidiaries, including disallowing our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Any actions by the Chinese government, including any decision to intervene or influence the operations of the operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” on page 12 of the 2023 Annual Report.

We are subject to legal and operational risks associated with being based in and having the majority of our operations in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, and adopting new measures to extend the scope of cybersecurity reviews. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, the Cyberspace Administration of China (the “CAC”), together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration have not been fully implemented as of the date of this prospectus and will become effective on January 1, 2025. As confirmed by our PRC counsel, Guantao Law Firm, since we are not an online platform operator that possesses over one million users’ personal information, we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures and the Regulations on Network Data Security Administration. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Regulations on Network Data Security Administration. For further details, see “Risk Factors -We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection” on page 13 of this prospectus.”

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinion; the newly revised Anti-Monopoly Law was promulgated on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange, because neither the Company nor its PRC operating entities engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (i.e. March 31, 2023) shall be deemed to be existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Our PRC counsel, Guantao Law Firm, advised us that, since we obtained approval from both the SEC and The Nasdaq Capital Market (“Nasdaq”) to issue and list our ordinary shares on the Nasdaq prior to March 31, 2023, and closed our initial public offering on April 24, 2023, we were not required to make the filing with the CSRC for our initial public offering immediately pursuant to the Trial Measures. Our PRC counsel, Guantao Law Firm, has advised us that we are required to file with the CSRC for any subsequent offerings in the same overseas market, including this offering, within 3 working days after the offering is completed. Given the current PRC regulatory environment, it is uncertain whether we or our PRC subsidiaries will be required to obtain approvals from the PRC government to offer securities to foreign investors in the future, and whether we would be able to obtain such approvals. If we are unable to obtain such approvals if required in the future, or inadvertently conclude that such approvals are not required then the value of our ordinary shares may depreciate significantly or become worthless. For details, see “Item 3. Key Information — D. Risk Factors —Risks Relating to Doing Business in China — The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchanges, which would materially affect the interest of the investors” on page 24 of the 2023 Annual Report.

Our PRC counsel, Guantao Law Firm, has advised us that, as of the date of this prospectus, we and our PRC subsidiaries have received from the PRC authorities all requisite licenses, permissions, or approvals that are required and material for conducting our operations in China, such as business licenses and auto dealer filings. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in non-compliance and material change in our operations, and the value of our Class A Ordinary Shares could depreciate significantly or become worthless.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. As of the date of this prospectus, (1) the Company transferred approximately $4.88 million and $5.30 million to a subsidiary, Energy U Limited, in fiscal years 2024 and 2023, respectively, and no other cash transfers or transfers of other assets have occurred between the Company and its subsidiaries, and (2) the Company and its subsidiaries have not made any dividends or distributions to investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus, we have not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors.

Our PRC operating entities receive substantially all of our revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, we may rely on dividend payments from the PRC operating subsidiaries. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Cash dividends, if any, on our Class A Ordinary Shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE, Shandong Yousheng New Energy Technology Development Co., Ltd, to its two direct Hong Kong holding companies. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate if and when our PRC subsidiaries plan to declare and pay dividends to our Hong Kong subsidiaries.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets” on page 21 of the 2023 Annual Report.

Our Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (“HFCAA”) if the Public Company Accounting Oversight Board of the United States (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law as part of the Consolidated Appropriations Act, which amended the HFCAA by reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed the Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in 10 Anson Road, #13-09 International Plaza, Singapore 079903, and has been inspected by the PCAOB on a regular basis, with the last inspection in 2023.  As such, as of the date of this prospectus, we are not affected by the HFCAA and related regulations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. There is a risk that our auditor cannot be inspected by the PCAOB in the future, and if the PCAOB determines that it cannot inspect or fully investigate our auditor for two consecutive years beginning in 2022, our securities will be prohibited from trading on a national exchange or over-the-counter under the HFCAA, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless. For details, see “Item 3. Key Information — D. Risk Factors —Risk Factors — Risks Relating to Doing Business in China — The Holding Foreign Companies Accountable Act and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB of the United States. These developments could add uncertainties to our offering and listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor” on page 25 of the 2023 Annual Report.

We are a “foreign private issuer” and we are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 12 of this prospectus for additional information.

The information contained or incorporated in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“AHYS” are to Anhui Yousheng New Energy Co., Ltd., a limited liability company established pursuant to PRC laws on May 16, 2013, which is controlled by WFOE (as defined below) with 100% equity ownership;

●	“BVI” are to the British Virgin Islands;

●	“China” and the “PRC” are to the People’s Republic of China;

●	“CD Youyineng” are to Chengdu Youyineng Automobile Service Co., Ltd., a limited liability company established pursuant to PRC laws on October 29, 2020, and is wholly owned by AHYS (defined below);

●	“Class A ordinary shares” are to our Class A ordinary shares, par value US$0.00001 per share;

●	“Class B ordinary shares” are to our Class B ordinary shares, par value US$0.00001 per share;

●	“EV” are to electric vehicle;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC;

●	“ISO” are to a series of quality management and quality assurance standards published by International Organization for standardization, a non-government organization based in Geneva, Switzerland, for assessing the quality systems of business organizations;

●	“mainland China” are to the mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“our PRC subsidiaries”, or “PRC operating subsidiaries,” are to AHYS and its subsidiaries, including CD Youyineng, SH Youteng (defined below), SH Youxu (defined below), Youpin (defined below), Youpin SD (defined below), ZJ Youguan (defined blow), and their respective subsidiaries;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“shares,” “Shares,” or “Ordinary Shares” are to our Class A ordinary shares and our Class B ordinary shares, collectively;

●	“SH Youteng” are to Shanghai Youteng Automobile Service Co., Ltd., a limited liability company established pursuant to PRC laws on November 3, 2020, and AHYS holds 70% of its equity interest;

●	“SH Youxu” are to Shanghai Youxu New Energy Technology Co., Ltd., a limited liability company established pursuant to PRC laws on March 22, 2021, and AHYS holds 70% of its equity interest;

●	“SME dealers” are to small and medium sized vehicle dealers;

●	“UK” are to the United Kingdom, made up of England, Scotland, Wales and Northern Ireland;

●	“U.S.”, “US” or “United States” are to United States of America, its territories, its possessions and all areas subject to its jurisdiction;

●	“US$,” “$” and “U.S. dollars” are to the legal currency of the United States;

●	“we,” “us,” “Company,” “our”, and “Upincar” are to U Power Limited, the Cayman Islands holding company, and its predecessor entity and its subsidiaries, as the context requires;

●	“WFOE” are to our wholly owned Chinese subsidiary, Shandong Yousheng New Energy Technology Development Co., Ltd., a limited liability company established pursuant to PRC laws on January 27, 2022;

●	“Youpin” are to Youpin Automobile Service Group Co., Ltd., a limited liability company established pursuant to PRC laws on July 18, 2013, and AHYS holds 53.1072% of its equity interest;

●	“Youpin SD” are to Youpin Automobile Service (Shandong) Co., Ltd., a limited liability company established pursuant to PRC laws on June 30, 2020, and AHYS holds 87% of its equity interest; and

●	“ZJ Youguan” are to Zhejiang Youguan Automobile Service Co., Ltd., a limited liability company established pursuant to PRC laws on May 21, 2020, and AHYS holds 80% of its equity interest.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Prospectus Summary

Investors are cautioned that the Class A Ordinary Shares offered under this prospectus are securities of U Power Limited, our Cayman Islands holding company, which is not a Chinese operating company nor does it have any substantive business operations. U Power Limited conducts business in China through PRC operating entities.

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Overview

We are a vehicle sourcing service provider in China, with a vision to becoming an EV market player primarily focused on our proprietary battery-swapping technology, or UOTTA technology, which is an intelligent modular battery-swapping technology designed to provide a comprehensive battery power solution for EVs.

Since our commencement of operations in 2013, we have principally engaged in the provision of vehicle sourcing services. We broker sales of vehicles between automobile wholesalers and buyers, including SME dealers and individual customers primarily located in the lower-tier cities in China, which are smaller and less developed than the tier-1 or tier-2 cities. To that end, we have focused on building business relationships with our sourcing partners and have developed a vehicle sourcing network. As of the date of this prospectus, our vehicle sourcing network consisted of approximately 100 wholesalers and 30 SME dealers located in lower-tier cities in China. For fiscal years ended December 31, 2021, 2022 and 2023, our revenues from the sourcing business were RMB1.4 million, RMB4.4 million and RMB 1.5 million, which constituted 17.4%, 56.8% and 7.7%, respectively, of our total revenue.

Beginning in 2020, we gradually shifted our focus from the vehicle sourcing business to the development of our proprietary battery-swapping technology, or UOTTA technology. According to Frost & Sullivan, the PRC government will focus on promoting the electrification of commercial vehicles in the next few years, and it is expected that the sales volume of electric commercial vehicles will grow from 218.9 thousand units in 2022 to 431.0 thousand units in 2026 at a CAGR of 18.5% in China, and with the increasing penetration rates of electric commercial vehicles and the expanding battery-swapping infrastructure network, the market size by revenue of battery swapping solutions for electric commercial vehicles is expected to increase from approximately RMB22,097.6 million in 2022 to RMB176,615.1 million in 2026, representing a CAGR of 68.1%. In order to capture the opportunities arising from such growth, our plan is to develop a comprehensive EV battery power solution based on UOTTA technology, which mainly consists of: (i) vehicle-mounted supervisory control units that monitor the real-time status of an EV’s battery packs; (ii) customized vehicle control units (“VCUs”), which upload real-time data of the electric vehicle, such as its battery status, real-time location and safety status, to our data platform, using Bluetooth and/or Wi-Fi technologies; and (iii) our data management platform, which collects and synchronizes real-time information of the EVs uploaded by their respective VCUs, as well as information on the availability and locations of compatible UOTTA battery-swapping stations that assist drivers in locating the nearest compatible UOTTA battery-swapping station(s) available when the EV’s battery is determined to be lower than a certain level; and (iv) UOTTA battery-swapping stations designed for precise positioning, rapid disassembly, compact integration and flexible deployment of battery swapping for compatible EVs.

We have established in-house capabilities in the innovation of EV battery-swapping technology. Through our research and development efforts, we are developing an intellectual property portfolio. As of the date of this prospectus, we had 46 issued patents and 14 pending patent applications in China. Our research and development team is committed to technology innovation. As of the date of this prospectus, our research and development team consisted of 26 personnel and is led by Mr. Rui Wang and Mr. Zhanduo Hao, each of whom has experience of over 20 years in the electric power sector.

In 2021, leveraging years of automobile industry experience, we started cooperating with major automobile manufactures to jointly develop UOTTA-powered EVs, by adapting selected EV models with our UOTTA technology. According to Frost & Sullivan, compared with passenger EV drivers, drivers of commercial-use EVs experience more range anxiety and are more motivated to shorten, or even eliminate, time spent on recharging EVs, therefore, we intend to primarily focus on developing commercial-use UOTTA-powered EVs, such as ride-hailing passenger EVs, small logistics EVs, light electric trucks, and heavy electric trucks, and their compatible UOTTA battery-swapping stations. As of the date of this prospectus, we have entered into cooperating agreements with two major Chinese automobile manufacturers, FAW Jiefang Qingdao Automotive Co., Ltd, and HUBEI TRI-RING Motor Co., Ltd, to jointly develop UOTTA-powered electric trucks. We also have engaged with one battery-swapping station manufacture to jointly develop and manufacture UOTTA battery-swapping stations that are compatible with UOTTA-powered EVs.  Our UOTTA battery-swapping stations are designed for precise positioning, rapid disassembly, compact integration and flexible deployment, allowing battery replacement within several minutes. As of the date of this prospectus, we realized sales of eleven battery-swapping stations. In August 2021, we completed the construction of our own battery-swapping station factory in Zibo City, Shandong Province (the “Zibo Factory”), which commenced manufacturing UOTTA battery-swapping stations in January 2022. In January 2022, we started operating a battery-swapping station, and in March 2023, we started operating a second battery-swapping station, both in Quanzhou City, Fujian Province, pursuant to our cooperation agreement with Quanzhou Xinao. In order to provide a comprehensive battery power solution based on UOTTA technology, we are in the process of developing a data management platform that connects UOTTA-powered EVs and stations, and assists the UOTTA-powered EV drivers in locating the closest compatible UOTTA swapping-stations on their routes. We believe we have made significant progress in entering into the EV market as of the date of this prospectus, however, there is no assurance that we will be able to execute our business plan to expand into the EV market as we have planned. For fiscal years ended December 31 2021, 2022, and 2023, our revenues from the EV business were RMB6.6 million, RMB3.1 million, and RMB17.1 million, which constituted 82.6%,39.2%, and 86.3%, respectively, of our total revenue.

Recent Development

Variation of Share Capital

The 2024 annual general meeting of shareholders (the “AGM”) of the “Company was held on August 13, 2024. At the AGM, the shareholders of the Company adopted the following resolutions with respect to the variation of share capital:

(a)	re-designated all of the issued shares of a par value of US$0.00001 each (the “Shares”) in the capital of the Company (other than the 71,250 Shares held by U Create Limited, the 157,859 Shares held by U Trend Limited, the 149,435 Shares held by Upincar Limited and the 209,644 Shares held by Fortune Light Assets Ltd) into Class A Ordinary Shares of US$0.00001 each, with each Class A Ordinary Share entitled to one vote;

(b)	re-designated the 71,250 Shares held by U Create Limited, the 157,859 Shares held by U Trend Limited, the 149,435 Shares held by Upincar Limited and the 209,644 Shares held by Fortune Light Assets Ltd into Class B Ordinary Shares of US$0.00001 each, with each Class B Ordinary Share entitled to 20 votes;

(c)	re-designated 3,996,621,812 authorized but unissued Shares as Class A Ordinary Shares; and

(d)	re-designated 1,000,000,000 authorized but unissued Shares as Class B Ordinary Shares,

As a result, immediately following the AGM, the authorized share capital of the Company was varied from US$50,000 divided into 5,000,000,000 Ordinary Shares of par value of US$0.00001 each to US$50,000 divided into 3,999,411,812 Class A Ordinary Shares of a par value of US$0.00001 each, and 1,000,588,188 Class B Ordinary Shares of a par value of US$0.00001 each.

Entry Into two Material Definitive Agreements with Fortune Light Assets Ltd.

On May 13, 2024, we entered into a subscription agreement with Fortune Light Assets Ltd. (“FLA”). Pursuant to the subscription agreement, FLA agreed to subscribe for and purchase, and the Company agreed to issue and sell to FLA, pursuant to Regulation S under the Securities Act of 1933, as amended, an aggregate of 209,644 Ordinary Shares of the Company, par value US$0.00001 per share, at a purchase price of $4.77 per share, for an aggregate purchase price of $1,000,001.88. The closing of the transaction took place on June 15, 2024. Pursuant to the subscription agreement, FLA is entitled to the following: (i) one demand registration with respect to the 209,644 Ordinary Shares (such demand registration right will be terminated on the six-month anniversary of the execution date of the subscription agreement); and (ii) the purchase of up to 492,611 Ordinary Shares of the Company at a per share price of $6.09 for a total purchase price of up to $3,000,000, pursuant to an agreement which shall be in customary form reasonably acceptable to the parties, and such right to purchase additional shares will be terminated on the two-year anniversary of the execution date of the subscription agreement.

On June 24, 2024, we entered into a subscription agreement with FLA. Pursuant to the subscription agreement, FLA agreed to subscribe for and purchase, and the Company agreed to issue and sell to FLA, pursuant to Regulation S under the Securities Act of 1933, as amended, an aggregate of 209,644 Ordinary Shares of the Company, par value US$0.00001 per share, at a purchase price of $4.77 per share, for an aggregate purchase price of $1,000,001.88. The closing of the transaction took place on July 3, 2024. Pursuant to the subscription agreement, FLA is entitled to the following: (i) one demand registration with respect to the 209,644 Ordinary Shares (such demand registration right will be terminated on the six-month anniversary of the execution date of the subscription agreement); and (ii) the purchase of up to 164,204 Ordinary Shares of the Company at a per share price of $6.09 for a total purchase price of up to $1,000,002.36, pursuant to an agreement which shall be in customary form reasonably acceptable to the parties, and such right to purchase additional shares will be terminated on the two-year anniversary of the execution date of this subscription agreement.

Entry Into a Material Definitive Agreements with Big Benefit Ltd.

On May 23, 2024, we entered into a subscription agreement with Big Benefit Ltd. (“BBL”). Pursuant to the subscription agreement, BBL agreed to subscribe for and purchase, and the Company agreed to issue and sell to BBL, pursuant to Regulation S under the Securities Act of 1933, as amended, an aggregate of 419,289 Ordinary Shares of the Company, par value US$0.00001 per share, at a purchase price of $4.77 per ordinary share, for an aggregate purchase price of $2,000,008.53.

The closing of the transaction took place on June 10, 2024. BBL is entitled to demand registration with respect to the 419,289 Ordinary Shares (such demand registration right will expire on the six-month anniversary of the execution date of the subscription agreement).

Corporate Structure

We are a Cayman Islands exempted company incorporated on June 17, 2021. Exempted companies are Cayman Island companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (As Revised).

The following diagram illustrates our corporate structure as of the date of this prospectus.

U Power Limited (Cayman)
"Company"
Cayman, 2021
100%
Youxiang Limited (BVI)
100%
Offshore
Energy U Limited (HK)
100%
Onshore
Shandong Yousheng New Energy Technology Development Co., Ltd
"WFOE"
PRC, 2022
100%
Anhui Yousheng New Energy Co., Ltd,
"AHYS"
PRC, 2013
87%
Youpin Automobile Service (Shandong) Co., Ltd.
"Youpin SD"
PRC, 2020
98%
Youxu New Energy Technology (Zibo) Co., Ltd
PRC, 2021
70%
Shanghai Youxu New Energy Technology Co., Ltd.
"SH Youxu"
PRC, 2021
80%
Zhejiang Youguan Automobile Service Co., Ltd
"ZJ Youguan
PRC, 2020"
100%
Chengdu Youyineng Automobile Service Co., Ltd.
"CD Youyineng"
PRC, 2020
70%
Shanghai Youtong Automobile Service Co., Ltd.
"SH Youtong"
PRC, 2020
53.11%
Youpin Automobile Service Group Co., Ltd.
"Youpin"
PRC, 2013
100%
Youguan Financial Leasing (China) Co., Ltd
PRC, 2017
100%
Liaoning Youguan New Energy Technology Co., Ltd.
PRC, 2019
100%
Chengdu Youyipin Trading Co., Ltd.
PRC, 2019
100%
Shanghai Youchuangneng Digital Technology Co., Ltd.
PRC, 2015
100%
100%
Wuhu Youxu New Energy Technology Co., Ltd
PRC, 2021
100%
Youxu (Xiamen) Power Exchange Network Technology Co., Ltd
PRC, 2021
100%
Quanzhou Youyi Power Exchange Network Technology Co., Ltd
PRC, 2021
80%
Henan Youxu New Energy Technology Co., Ltd.,
PRC, 2022
70%
Youxu New Energy Technology (Nanyang) Co., Ltd.,
PRC, 2023

Regulatory Developments on Overseas-listing

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage.

On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), of which the public comment period ended on January 23, 2022. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), (《境内企业境外发行证券和上市管理试行办法》), which has become effective on March 31, 2023. On the same date of the issuance of the Overseas Listings Rules, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice. The Overseas Listings Rules, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Administration Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies.

Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of initial public offerings or listing applications. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and completed their overseas offering and listing prior to September 30, 2023, such as us, shall be deemed to be existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures for listing overseas immediately, but are required to file with the CSRC for any subsequent offerings in the same overseas market, including this offering, within 3 working days after the offering is completed. Any failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings, and fines against us and could materially hinder our ability to offer or continue to offer our securities.

As of the date of this prospectus, neither we nor any of the PRC operating entities have been subject to any investigation, or received any warning, or sanction from the CSRC or other applicable government authorities related to the offering of our securities.

Permissions from the PRC Authorities

As of the date of this prospectus, we and our PRC operating entities have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (1) business licenses; and (2) auto dealer filings. However, in the future, if any additional approvals or permissions are required, we cannot assure you that any of these entities will be able to receive clearance of compliance requirements in a timely manner, or at all. Any failure to fully comply with any compliance requirements may cause our PRC operating entities, to be unable to operate their businesses in the PRC, subject them to fines, relevant businesses or operations suspension for rectification, or other sanctions.

On December 28, 2021, thirteen governmental departments of the PRC, including the Cyberspace Administration of China (“CAC”), issued the revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that any network platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. As advised by our PRC counsel, Guantao Law Firm, since we are not an online platform operator that possesses over one million users’ personal information, we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will be able to comply with such regulations in all respects, and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions and the costs of compliance with, and other burdens imposed by such laws and regulations may limit the use and adoption of our products, which may have material adverse effects on our business, operations, and financial condition.

On July 7, 2022, the CAC published the Measures for the Security Assessment of Outbound Data Transfer (《数据出境安全评估办法》), which became effective on September 1, 2022. The measures apply to the security assessment of important data and personal information collected and generated during operation within the territory of the People’s Republic of China and transferred abroad by a data handler. According to the Measures, a data handler shall file with the State Cyberspace Administration for security assessment via the Province Cyberspace Administration if it transfers data abroad under any of the following circumstances: (i) a data handler who transfers important data abroad; (ii) a critical information infrastructure operator, or a data handler processing the personal information of more than one million individuals transfers personal information to abroad；(iii) since January 1 of the previous year, a data handler cumulatively transferred abroad the personal information of more than 100,000 individuals, or the sensitive personal information of more than 10,000 individuals; or (iv) any other circumstances where the security assessment for the outbound data transfer is required by the State Cyberspace Administration. As advised by our PRC counsel, Guantao Law Firm, since none of our PRC operating entities is a data handler that transfers data abroad under any of the aforementioned circumstances, the operations of the PRC operating entities, our continued listing, and this offering are not affected by the Measures for the Security Assessment of Outbound Data Transfer.

As of the date of this prospectus, our PRC operating entities have not received any notice from any authorities identifying the operating entities as a CIIO or requiring the operating entities to go through cybersecurity review or network data security review by the CAC, nor have our PRC operating entities been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities. In addition, our PRC operating entities have not received any inquiry, notice, warning, or sanction in such respect. We believe that our PRC operating entities are in compliance with the aforementioned regulations and policies. However, our PRC operating entities could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against the PRC operating entities, which may have material adverse effect on the PRC operating entities’ business, financial condition or results of operations.

In addition, on February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of relevant application for listing or completion of any subsequent offerings. If a domestic company fails to complete required filing procedures or conceals any material facts or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, and the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. As of the date of this prospectus, neither we nor any of the PRC operating entities have been subject to any investigation, or received any warning, or sanction from the CSRC or other applicable government authorities related to the offering of our securities.

As of the date of this prospectus, we believe that, except the filing procedures with the CSRC pursuant to the Trial Measures and supporting guidelines, neither the Company, nor the PRC operating entities, will be required to obtain permission from any Chinese authorities to offer our securities based on PRC laws and regulations currently in effect, and neither we nor the PRC operating entities have been denied such permission by any Chinese authorities. However, we cannot assure you that the PRC regulatory agencies would take the same view as we do, and there is no assurance that our PRC operating entities will always be able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of their present or future business. If our PRC operating entities (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC operating entities, are required to obtain such permissions or approvals in the future, they could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Distributions and Dividends

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or a share premium amounts, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. As of the date of this prospectus, (1) the Company transferred approximately $4.88 million and $5.30 million to a subsidiary, Energy U Limited, in fiscal years 2024 and 2023, respectively, and no other cash transfers or transfers of other assets have occurred between the Company and its subsidiaries, and (2) the Company and its subsidiaries have not made any dividends or distributions to investors.  We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus, we have not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors.

Our PRC operating entities receive substantially all of our revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, we may rely on dividend payments from the PRC operating subsidiaries. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Cash dividends, if any, on our ordinary shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE, Shandong Yousheng New Energy Technology Development Co., Ltd, to its direct Hong Kong holding company. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate if and when our PRC subsidiaries plan to declare and pay dividends to our Hong Kong subsidiaries.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings.  These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” beginning on page 7 of the 2023 Annual Report and in the section titled “Risk Factors” beginning on page 13 of this prospectus.

Risks Relating to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	Changes in China’s economic, political or social conditions, laws, regulations or governmental policies could have a material adverse effect on our business, financial conditions and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. For details, see the risk factor on page 11 of the 2023 Annual Report;

●	Substantial uncertainties in the promulgation, interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us. For details, see the risk factor on page 12 of the 2023 Annual Report;

●	Any actions by the Chinese government, including any decision to intervene or influence the operations of the operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. For details, see the risk factor on page 12 of the 2023 Annual Report;

●	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. For details, see the risk factor on page 13 of this prospectus;

●	The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions. For details, see the risk factor on page 18 of the 2023 Annual Report;

●	To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets. For details, see the risk factor on page 21 of the 2023 Annual Report;

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment. For details, see the risk factor on page 23 of the 2023 Annual Report;

●	Governmental control of currency conversion may limit our ability to utilize our income effectively and affect the value of your investment. For details, see the risk factor on page 23 of the 2023 Annual Report;

●	The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchanges, which would materially affect the interest of the investors. For details, see the risk factor on page 24 of the 2023 Annual Report;

●	The Holding Foreign Companies Accountable Act and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor. For details, see the risk factor on page 25 of the 2023 Annual Report; and

●	Changes in international trade policies, or the escalation of tensions in international relations, particularly with regard to China, may adversely impact our business and operating results. For details, see the risk factor on page 26 of the 2023 Annual Report.

Risks Relating to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We have incurred substantial losses in the past and may incur losses in the future. There is substantial doubt about our ability to continue as a going concern. For details, see the risk factor on page 27 of the 2023 Annual Report;

●	We have limited operating history in an emerging and fast-growing market, and our historical financial and operating performance may not be indicative of our future prospects and results of operations. For details, see the risk factor on page 27 of the 2023 Annual Report;

●	We face intense competition and may not be able to compete effectively. For details, see the risk factor with the same heading on page 28 of the 2023 Annual Report;

●	We may not be able to effectively manage our growth, control expenses or implement business strategies, any of which events may cause our PRC subsidiaries to be unable to provide services or deliver products with premium quality or compete effectively. For details, see the risk factor on page 29 of the 2023 Annual Report;

●	Any harm to our brands or reputation or any damage to the reputation of the third parties with whom we collaborate or failure to enhance brand recognition could have a material adverse effect on our results of operations and growth prospects. For details, see the risk factor on page 29 of the 2023 Annual Report;

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position. For details, see the risk factor on page 30 of the 2023 Annual Report;

●	Some of our patent applications on UOTTA technology are currently pending, we cannot assure you that such patents will be approved, and we may not be able to prevent others from developing or exploiting competing technologies, which could have a material and adverse effect on our business, results of operations, financial condition and prospects. For details, see the risk factor on page 31 of the 2023 Annual Report;

●	Any significant disruption in our IT systems, including events beyond our control, or disruptions in our business partners’ IT systems, could have a material and adverse effect on our business and financial condition. For details, see the risk factor on page 32 of the 2023 Annual Report;

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected. For details, see the risk factor on page 33 of the 2023 Annual Report;

●	Our business will be harmed if overall consumer demand suffers from a severe or sustained economic downturn or if there is an oversupply in the automobile industry, the EV industry or the battery-swapping station sector. For details, see the risk factor on page 34 of the 2023 Annual Report; and

●	The seasonality of the automobile industry impacts our operating results. For details, see the risk factor on page 35 of the 2023 Annual Report.

Risks Related to Our Vehicle Sourcing Business

Risks and uncertainties related to our vehicle sourcing business, but are not limited to, the following:

●	Our vehicle sourcing network is crucial to the success of our business; if we fail to further develop or maintain our business relationships with sourcing partners at a sustainable cost, or at all, our business, financial condition and prospects would be materially and adversely affected. For details, see the risk factor on page 37 of the 2023 Annual Report;

●	The commissions from our sourcing services may decline in the future, and any material decrease in such commissions could harm our business, financial condition and results of operations. For details, see the risk factor on page 38 of the 2023 Annual Report;

●	We face intense competition in the sourcing market and may not be able to compete effectively. For details, see the risk factor on page 38 of the 2023 Annual Report;

●	Uncertainties relating to the growth of the Chinese automotive markets in general could adversely affect our sourcing business and results of operations. For details, see the risk factor on page 38 of the 2023 Annual Report;

●	Our business is sensitive to changes in the prices of new and used vehicles. For details, see the risk factor on page 39 of the 2023 Annual Report; and

●	We rely on third-party carriers to transport vehicles to our customers, and they are subject to associated business risks and costs and with those of the transportation industry, generally, many of which risks and costs would be out of our control. For details, see the risk factor on page 39 of the 2023 Annual Report.

Risks Related to UOTTA-powered EV and Battery-Swapping Station Business

Risks and uncertainties related to our UOTTA-powered EV and Battery-Swapping Station business include, but are not limited to, the following:

●	We may encounter difficulties in entering into the EV market, which may materially and adversely affect our growth and business prospects. For details, see the risk factor on page 39 of the 2023 Annual Report;

●	Our future growth is dependent upon the demand for, and upon consumers’ willingness to adapt to, EVs and battery-swapping stations as a power solution. For details, see the risk factor on page 40 of the 2023 Annual Report;

●	Our success depends on our ability to successfully develop, market and sell UOTTA-powered EVs and battery-swapping stations. For details, see the risk factor on page 40 of the 2023 Annual Report;

●	If UOTTA-powered EVs and battery-swapping stations do not meet the expectations of customers and users, our business, financial condition and competitive position will be materially and adversely affected. For details, see the risk factor on page 41 of the 2023 Annual Report;

●	We may encounter difficulty promoting and marketing UOTTA-powered EVs and battery-swapping stations because of the lack of unified industry standards on EV batteries. For details, see the risk factor on page 41 of the 2023 Annual Report;

●	Our reliance on third parties for manufacturing UOTTA-powered commercial-use EVs and battery-swapping stations increases the risk that the supply of our products may become limited or interrupted or may not be of satisfactory quality and quantity. For details, see the risk factor on page 41 of the 2023 Annual Report;

●	If we fail to comply with regulatory requirements, our business could be adversely affected. For details, see the risk factor on page 42 of the 2023 Annual Report;

●	We may fail to maintain our strategic partnerships with auto manufacturers to jointly develop UOTTA-powered EVs. For details, see the risk factor on page 42 of the 2023 Annual Report;

●	We depend on third parties for the supply of components and parts to manufacture battery-swapping stations. For details, see the risk factor on page 42 of the 2023 Annual Report;

●	We could experience cost increases or disruptions in supply of raw materials or other components used in the manufacturing of battery-swapping stations. For details, see the risk factor on page 43 of the 2023 Annual Report;

●	Adverse conditions affecting one or more of our cooperating automobile manufacturers, battery-swapping station manufacturers and suppliers may negatively impact our business, financial condition and prospects. For details, see the risk factor on page 43 of the 2023 Annual Report;

●	The UOTTA-powered EVs we jointly develop with cooperating automobile manufacturers are subject to motor vehicle safety standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results. For details, see the risk factor on page 44 of the 2023 Annual Report;

●	The construction and operation of our battery-swapping station manufacturing facilities are subject to regulatory approvals or filings and may be subject to changes, delays, cost overruns or may not produce expected benefits. For details, see the risk factor on page 44 of the 2023 Annual Report; and

●	The unavailability, reduction or elimination of government and economic incentives or government policies which are favorable for EVs, domestically produced vehicles or battery-swapping stations could have a material adverse effect on our business, financial condition and prospects. For details, see the risk factor on page 44 of the 2023 Annual Report.

Risks Related to Our Class A Ordinary Shares and the Trading Market

Risks and uncertainties related to our Class A Ordinary Shares and the trading market include, but are not limited to, the following:

●	An active trading market for our Class A Ordinary Shares may not develop or sustain, and the trading price for our ordinary shares may fluctuate significantly. For details, see the risk factor on page 45 of the 2023 Annual Report;

●	The trading price of our Class A Ordinary Shares has been, and is likely to continue to be, volatile, which could result in substantial losses to investors. For details, see the risk factor on page 45 of the 2023 Annual Report;

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. For details, see the risk factor on page 46 of the 2023 Annual Report;

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price. For details, see the risk factor on page 46 of the 2023 Annual Report;

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment. For details, see the risk factor on page 47 of the 2023 Annual Report; and

●	We will incur increased costs as a result of being a public company. For details, see the risk factor on page 48 of the 2023 Annual Report.

Risks Related to Our Capital Structure

Risks and uncertainties related to our Capital Structure, but are not limited to, the following:

●	Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares. For details, see the risk factor on page 13 of this prospectus; and

●	Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial. For details, see the risk factor on page 13 of this prospectus.

Corporate Information

Our principal executive offices are located at 18/F, building 3, science and Technology Industrial Park, Yijiang District, Wuhu City, Anhui Province (安徽省芜湖市弋江区科技产业园3号楼18层), People’s Republic of China. Our telephone number at this address is 00852-6859-3598. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is http://www.upincar.com/. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is located at 122 East 42nd St 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” of this prospectus.

Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

We cannot predict whether our dual class share structure with different voting rights will result in a lower or more volatile market price of the Class A Ordinary Shares, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indices. Because of our dual class structure, we will likely be excluded from these indices and other stock indices that take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make the Class A Ordinary Shares less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structure and our dual class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case the market price and liquidity of the Class A Ordinary Shares could be adversely affected.

Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have adopted a dual class share structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. In respect of matters requiring the votes of shareholders, each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to twenty (20) votes. Each of our Class B Ordinary Share is convertible into one Class A Ordinary share at any time by the holder thereof. Our Class A Ordinary Shares are not convertible into our Class B Ordinary Shares under any circumstances.

Only our Class A Ordinary Shares are tradable on the market immediately after the completion of this offering. This voting structure may discourage investors from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting. In particular, there are a number of laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. The Cyber Security Law is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The legal consequences of violation of the Cyber Security Law include penalties such as warnings, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. As of the date of this prospectus, we have not been involved in any investigations or cybersecurity reviews by the CAC, and we have not received any inquiry, notice, warning, or sanction in such respect.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020, and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, Ministry of Industry and Information Technology, and the Ministry of Public Security, have been increasingly focused on regulation in the areas of data security and data protection. The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations.

On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits the costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Any organizational or individual data processing activities that violate the Data Security Law shall bear the corresponding civil, administrative or criminal liabilities depending on specific circumstances. During the years ended December 31, 2020, 2021, and 2022, and up to the date of this prospectus, we had not experienced any material data or personal information leakage or loss, infringement of data or personal information, or information security incident, nor had we been subject to or involved in any official inquiry, examination, warning, interview on cybersecurity, data security and personal information protection by relevant competent regulatory authorities.

On July 30, 2021, the State Council promulgated the Regulations on Security Protection of Critical Information Infrastructure, or the CII Regulations, which became effective on September 1, 2021. Pursuant to the CII Regulations, critical information infrastructure refers to any important network facilities or information systems of an important industry or field such as public communication and information service, energy, transport, water conservation, finance, public services, e-government affairs, science and technology industry for national defense and other industries and sectors that may seriously endanger national security, people’s livelihood and public interest in case of damage, function loss or data leakage. In addition, relevant administration departments of each critical industry and sector are responsible for formulating eligibility criteria and determining the critical information infrastructure in the respective industry or sector. The operators will be informed about the final determination as to whether they are categorized as critical information infrastructure operators, or CIIOs.

As of the date of this prospectus, no detailed rules or interpretations have been issued and we have not been informed by any governmental authorities that we are a CIIO. However, the exact scope of CIIOs under the current regulatory regime remains unclear, and the PRC governmental authorities have discretion in the interpretation and enforcement of these laws and regulations. Therefore, it is uncertain whether we would be deemed as a CIIO under PRC law. According to our PRC counsel, Guantao Law Firm, if we are identified as CIIO, we will be subject to stricter requirements on business operations and cybersecurity compliance, and we may need to follow cybersecurity review procedure and apply with Cybersecurity Review Office before making certain purchases of network products and services, and if a cybersecurity review is applicable, we may be required to suspend providing any existing or new services to our users, and we may experience other disruptions of our operations.

On August 20, 2021, the Standing Committee of the NPC approved the Personal Information Protection Law (“PIPL”), which became effective on November 1, 2021. The PIPL regulates collection of personal identifiable information and seeks to address the issue of algorithmic discrimination. Companies in violation of the PIPL may be subject to warnings and admonishments, forced corrections, confiscation of corresponding income, suspension of related services, and fines. As of the date of this prospectus, we have not received any personal data protection related administrative warnings or penalties from any competent PRC regulatory authorities.

On December 28, 2021, the CAC and other twelve PRC regulatory authorities jointly revised and promulgated the Measures for Cybersecurity Review, or the Cybersecurity Review Measures, which is consistent with the Cybersecurity Review Measures (Revision Draft for Comment) announced by the CAC on July 10, 2021.Pursuant to the Cybersecurity Review Measures: (i) “operator of critical information infrastructure” should take the initiative to report to the Cybersecurity Review Office for cybersecurity review when purchasing network products and services which affects or may affect national security; (ii) network platform operators possessing the personal information of more than one million users must apply to the Cybersecurity Review Office for cybersecurity review when list abroad; and (iii) data processor carrying out data processing activities that affect or may affect national security should be subject to cybersecurity review. The Cybersecurity Review Measures further elaborated on the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (a) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (b) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad.

On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration have not been fully implemented as of the date of this prospectus and will become effective on January 1, 2025.

We believe, in consultation with our PRC counsel, Guantao Law Firm, that we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures and the Regulations on Network Data Security Administration, given that: (i) we have not been informed to be an operator of critical information infrastructure by any governmental authorities; (ii) we do not possess the personal information of more than one million users; and (iii) the type and nature of the personal information we gather is of relatively low national security significance. However, there remains uncertainty as to how the Cybersecurity Review Measures and the Regulations on Network Data Security Administration will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Regulations on Network Data Security Administration. If a cybersecurity review is required, we will actively cooperate with the CAC to conduct such cybersecurity review. According to our PRC counsel, any failure to comply with applicable laws or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, collection, transfer, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation or result in investigations, fines, or other penalties by government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we and/or our PRC subsidiaries can fully or timely comply with such laws as our business develops. In the event that we or our PRC subsidiaries are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we and/or our PRC subsidiaries may be further required to suspend the relevant business, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations. From time to time, we communicate with the competent authorities, including the local branch of the CAC, and expect to closely monitor and assess further regulatory developments regarding cybersecurity and data privacy laws, including the development on cybersecurity review, and comply with the latest regulatory requirements.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $50,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our Second Amended and Restated Memorandum and Articles of Association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as our “Second Amended Articles of Association”).

We were incorporated as an exempted company limited by shares under the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) on June 17, 2021. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

As of the date of this prospectus, we are authorized to issue 3,999,411,812 Class A Ordinary Shares and 1,000,588,188 Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights as described below.

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Subject to the provisions of the Cayman Companies Act and our Second Amended and Restated Articles of Association, our directors have general and unconditional authority to (a) issue, allot and dispose of shares in such manner and on such terms and having such rights and being subject to such restrictions as they may from time to time determine, (b) grant rights over shares to be issued in one or more classes or series as they deem necessary or appropriate, at such times and on such terms as they think proper, and (c) grant options with respect to shares and issue warrants or similar instruments with respect thereto. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to our Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Voting. Holders of Class A Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company.

Conversion. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Dividends. Subject to any rights and restrictions of any other class of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UCAR.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater, FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights and restrictions attaching to any of our shares:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

The directors, when paying dividends to shareholders, may make such payment wholly or partly in cash and/or in specie. No dividend shall bear interest.

Voting Rights

At any general meeting, a resolution put to the vote of the general meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairperson of the meeting or any shareholder holding not less than ten per cent (10%) of the votes attaching to the shares present in person or by proxy at the general meeting.

Subject to any rights or restrictions as to voting attached to any shares, (i) on a show of hands, every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of our Company, each have one vote; and (ii) on a poll, every shareholder present in pension or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one vote for each Class A Ordinary Share, 20 votes for each Class B Ordinary Share.

Conversion Rights

Class A Ordinary Shares are not convertible. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a shareholder to any person who is not Jia Li or Chatchaval Jiaravanon or their affiliate, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not Jia Li or Chatchaval Jiaravanon or their affiliate, such Class B Ordinary Share shall be automatically and immediately converted into the same number of Class A Ordinary Share.

Modification of Rights of Shares

Whenever our capital is divided into different classes of shares, subject to any rights or restrictions for the time being attached to any class of shares, the rights attaching to any class of shares may only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Subject to any rights or restrictions for the time being attached to any class of shares, the rights conferred on the holders of the shares of any class shall not be deemed to be materially adversely varied by, inter alia, the creation, allotment, or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by us. The rights of the holders of our shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights, including, without limitation, the creation of shares with enhanced or weighted voting rights.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of such amount fixed by that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

(c)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may from time to time make calls upon the shareholders in respect of any monies unpaid on their shares and each shareholder shall (subject to receiving at least 14 calendar days’ notice specifying the time or times of payment), pay to us the amount called on such shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate of eight percent per annum. The directors may, at their discretion, waive payment of that interest wholly or in part.

We have a first and paramount lien on every share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that share. We also have a first and paramount lien on every share registered in the name of a person indebted or under liability to us (whether he is the sole registered holder of a share or one of two or more joint holders). The lien is for all amounts owing to us by the shareholder or the shareholder’s estate (whether or not presently payable). At any time the directors may declare a share to be wholly or in part exempt from the lien on shares provisions of our Second Amended and Restated Articles of Association. Our lien on a share extends to any amount payable in respect of it, including but not limited to dividends.

We may sell, in such manner as the directors may determine, any share on which we have a lien. However, no sale will be made unless an amount in respect of which the lien exists is presently payable or until the expiration of 14 calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder of the share, or the persons entitled thereto by reason of his death or bankruptcy.

Unclaimed Dividend

A dividend that remains unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the board of directors and, if so forfeited, shall revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or installment of a call in respect of partly paid shares on the day appointed for payment, the directors may serve a notice on the shareholder requiring payment of the unpaid call or installment, together with any interest which may have accrued. The notice must name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and must state that in the event of non-payment at or before the time appointed, the shares in respect of which the call is made will be liable to be forfeited.

If the requirements of any such notice are not complied with, the directors may, before the payment required by the notice has been made, resolve that any share in respect of which that notice has been given be forfeited.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares forfeited, but his liability shall cease if and when we receive payment in full of the unpaid amount on the shares forfeited.

A certificate in writing made by a director that a share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all persons claiming to be entitled to the particular share(s).

The directors may accept the surrender for no consideration of any fully paid share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and our articles of association, we may:

(a)	issue shares that are to be redeemed or are liable to be redeemed, at our option or at the option of the shareholder holding those redeemable shares, in the manner and upon the terms as may be determined, before the issue of those shares, by either the directors or by the shareholders by special resolution;

(b)	purchase our own shares (including any redeemable shares) on the terms and in the manner which have been approved by the directors or by the shareholders by ordinary resolution or are otherwise authorized by our articles of association; and

(c)	make a payment in respect of the redemption or purchase of our own shares in any manner permitted by the Cayman Companies Act, including out of capital.

Transfer of Shares

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	any fee related to the transfer has been paid to us; and

(e)	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four.

If our directors refuse to register a transfer, they are required, within three calendar months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 10 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and our register of members may not be closed, for more than 30 calendar days in any calendar year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records (save for our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders).

General Meetings

As a Cayman Islands exempted company limited by shares, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each calendar year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Our chairman or a majority of our directors may call general meetings and they must on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third of all votes attaching to our issued and outstanding shares that as at the date of the deposit carry the right to vote at our general meetings. The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at our registered office and may consist of several documents in like form, each signed by one or more requisitionist. If there are no directors as at the date of the deposit of the shareholders’ requisition or if the directors do not within 21 calendar days from the date of the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened must not be held after the expiration of two calendar months after the expiration of the said 21 calendar days.

At least 10 calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day, and the hour of the meeting and the general nature of the business and shall be given in the manner mentioned in our articles of association or in such other manner if any as may be prescribed by our Company. Notwithstanding the foregoing, a general meeting will, whether or not the notice specified in our articles of association has been given and whether or not the provisions of our articles of association regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by two-thirds of the shareholders having a right to attend and vote at the meeting, present in person or by proxy or, in the case of a corporation or other non-natural person, by its duly authorized representative or proxy.

No business, except for the appointment of a chairman for the meeting, may be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, shall be a quorum for all purposes.

If, within half an hour from the time appointed for the general meeting, a quorum is not present, the meeting will be dissolved.

The chairman may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 14 calendar days or more, notice of the adjourned meeting shall be given in accordance with our articles of association.

At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or any shareholder holding not less than 10 per cent of the votes attaching to the shares present in person or by proxy, and unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of our Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

All questions submitted to a general meeting shall be decided by an ordinary resolution, except where a greater majority is required by our articles of association or by the Cayman Companies Act. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

Unless otherwise determined by our Company in general meeting, we are required to have a minimum of three directors and the exact number of directors will be determined from time to time by our board of directors.

A director may be appointed by ordinary resolution or by the directors. The Board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a Board meeting, appoint any person, to fill a casual vacancy on the Board or as an addition to the existing Board.

The remuneration of the directors may be determined by the directors or by ordinary resolution.

A director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

An appointment of a director may be on terms that the director will automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any, but no such term will be implied in the absence of express provision. Each director whose term of office expires will be eligible for re-election at a meeting of the shareholders or re-appointment by the board of directors.

A director may be removed by ordinary resolution notwithstanding anything in our articles of association or in any agreement between our Company and such director (but without prejudice to any claim for damages under such agreement). A vacancy on the board of directors created by the removal of a director under the previous sentence may be filled by ordinary resolution or by the affirmative vote of a simple majority of the remaining directors present and voting at a meeting of the board of directors. The notice of any meeting at which a resolution to remove a director shall be proposed or voted upon must contain a statement of the intention to remove that director and such notice must be served on that director not less than 10 calendar days before the meeting. Such director is entitled to attend the meeting and be heard.

The office of a director will be vacated if the director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to us;

(d)	without special leave of absence from the board of directors, is absent from meetings of the board of directors for three consecutive meetings and the board of directors resolves that his office be vacated; or

(e)	is removed from office pursuant to any other provision of our articles of association.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our Second Amended and Restated Memorandum and Articles of Association, our business shall be managed by the directors, who may exercise all our powers. No resolution passed by the shareholders in general meeting shall invalidate any prior act of the directors that would have been valid if that resolution had not been passed.

The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors have established an audit committee, a compensation committee, and a nomination and corporate governance committee.

The board of directors may establish any committees, local boards, or agencies for managing any of our affairs and delegate to it any of the powers, authorities, and discretions for the time being vested in the directors (with power to sub-delegate) and may appoint any natural persons to be members of a committee, local board, or agency or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm, or person or body of persons, to be our attorney or attorneys or authorized signatory for such purposes and with such powers, authorities, and discretion (not exceeding those vested in or exercisable by the directors under our articles of association) and for such period and subject to such conditions as they may think fit. Any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney or authorized signatory as the directors may think fit, and may also authorize any such attorney or authorized signatory to delegate all or any of the powers, authorities, and discretion vested in him.

The directors may from time to time at their discretion exercise all our powers to raise or borrow money and to mortgage or charge our undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any of our or any third party’s debts, liabilities, or obligations.

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company shall declare the nature of his interest at a meeting of the directors. A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement, or proposal in which he has an interest which is not a material interest or as described above provided that such director, if his interest (whether direct or indirect) in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board of directors at which it is practicable for him to do so, either specifically or by way of a general notice, and if such contract of arrangement is a transaction with a related party, such transaction has been approved by our audit committee.

 A director may, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement, or proposal in which he has an interest which is not a material interest or as described above provided that such director, if his interest (whether direct or indirect) in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board of directors at which it is practicable for him to do so, either specifically or by way of a general notice, and if such contract of arrangement is a transaction with a related party, such transaction has been approved by our audit committee.

Capitalization of Profits

Subject to the Cayman Companies Act, the directors may:

(a)	resolve to capitalize an amount standing to the credit of reserves (including a share premium account capital redemption reserve and profit and loss account), which is available for distribution;

(b)	appropriate the sum resolved to be capitalized to the shareholders in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards: (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or (ii) paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve, and profits which are not available for distribution may for these purposes only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where shares or debentures become distributable in fractions the directors may deal with the fractions as they think fit;

(d)	authorize a person to enter (on behalf of all the shareholders concerned) into an agreement with us providing for either: (i) the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalization, or (ii) the payment by us on behalf of the shareholders (by the application of their respective proportions of the reserves resolved to be capitalized) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those shareholders; and

(e)	generally do all acts and things required to give effect to the resolutions.

Liquidation Rights

If we are wound up, the shareholders may, subject to any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	divide amongst the shareholders in specie or in kind the whole or any part of our assets and, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, thinks fit, but so that no shareholder will be compelled to accept any asset upon which there is a liability.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of our offerings, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Grand Court of the Cayman Islands may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Companies Act has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our Second Amended and Restated Articles of Association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, any costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Under our Second Amended and Restated Articles of Association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his or her interest, provided that in exercising any such vote, such director’s duties remain as described above.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

As a matter of Cayman Islands law, certain matters must be approved by special resolution of the shareholders, including amending or adopting memorandum or articles of association of a Cayman Islands company, reduction of share capital, change of name, authorization of a plan of merger, voluntary winding up of the company or the recalling of the voluntary liquidation of the company.

The Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Our Second Amended and Restated Articles of Association provide that our directors may be appointed by a resolution of our board of directors to fill a casual vacancy on the board of directors or as an addition to the board of directors or by an ordinary resolution of our shareholders.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Cayman Companies Act but our Second Amended and Restated Articles of Association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	Our Second Amended and Restated Articles of Association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association. Our Second Amended and Restated Articles of Association provide that directors may be removed with or without cause, by an ordinary resolution of our shareholders.

In addition, a director’s office shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) is found to be or becomes of unsound mind or dies; (3) resigns his office by notice in writing to the company; (4) without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated; or (5) is removed from office pursuant to any other provisions of our Second Amended and Restated Articles of Association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (a) the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge: (a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders; (b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and (c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than, the memorandum and articles of association, the register of mortgages or charges and special resolutions of the shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Second Amended and Restated Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all of our issued and outstanding shares, to requisition a general meeting of our shareholders, in which case our chairman or a majority of our directors are obliged to call such meeting. If there are no directors as at the date of the deposit of the shareholders’ requisition or if the directors do not within 21 calendar days from the date of the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened must not be held after the expiration of two calendar months after the expiration of the said 21 calendar days. Our Second Amended Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call an annual general meeting every year.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take actions by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Cayman Companies Act allows a special resolution to be passed in writing if signed by all shareholders who would have been entitled to vote on such matter at a general meeting (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings, which are usually provided in the memorandum and articles of association. Please see above.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Cayman Companies Act, a company may be wound up voluntarily (a) by virtue of a special resolution, (b) because the period, if any, fixed for the duration of the company by its articles of association has expired, or (c) because the event, if any, has occurred, on the occurrence of which its articles of association provide that the company shall be wound up. Our articles of association contain no fixed period for the duration of our Company and no provisions for the winding up of our Company on the occurrence of any particular event. Under the Cayman Companies Act, a company may also be wound up compulsorily by order of the Grand Court of the Cayman Islands, including if the company is unable to pay its debts as they fall due or the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that the company should be wound up.

History of Share Issuances

The following is a summary of our share issuances since incorporation in 2021. We note that any “Ordinary Shares” referred to below, and issued prior to August 13, 2024, have since been re-designated as Class A Ordinary Shares or as Class B Ordinary Shares. See “Prospectus Summary — Recent Development — Variation of Share Capital” in this prospectus.  The below share numbers and their respective prices reflect the 1-for-100 reverse share split implemented on March 31, 2024.

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on June 17, 2021. On the date of our incorporation, we issued 2,000,000 Ordinary Shares for US$0.00001 per share to certain founding shareholders:

Purchaser	Number of Ordinary Shares
Upincar Limited	913,708
U Trend Limited	949,914
U Battery Limited	50,762
U Taste Car Limited	40,610
Will Hunting & U Holding Limited	36,120
Union Ahead Limited	8,886

On November 26, 2021, we issued 60,971.78 Ordinary Shares for US$0.00001 per share to Jiuchuang Youpin Limited.

On February 28, 2022, our board of directors approved the repurchase of 1,691,391.78 Ordinary Shares for US$0.00001 per share from the following shareholders:

Shareholder	Number of Ordinary Shares
Upincar Limited	744,423
U Trend Limited	789,555
U Battery Limited	38,517
U Taste Car Limited	35,610
Will Hunting & U Holding Limited	29,780.5
Union Ahead Limited	7,326.5
Jiuchuang Youpin Limited	46,179.78

On February 28, 2022, we issued 130,420 Ordinary Shares for US$0.00001 per share to the following shareholders:

Purchaser	Number of Ordinary Shares
U Create Limited	75,000
Everpine Delta Fund L.P.	55,420

On April 21, 2023, the Company closed its initial public offering (the “IPO”) of 24,166.67 Ordinary Shares, pursuant to a registration statement on Form F-1 (File No.333-268949), which was declared effective by the SEC on March 31, 2023. The Ordinary Shares were priced at $600 per share and the IPO was conducted on a firm commitment basis. On April 25, 2023, WestPark Capital, Inc, as the representative of the underwriters of the IPO of the Company, partially exercised the over-allotment option to purchase an additional 833.33 Ordinary Shares at the IPO price of $600 per share.

On December 6, 2023, the Company closed a registered follow-on offering to three investors in connection with the offering and sale of 100,000 units (the “Units,” and each a “Unit”), consisting of an aggregate of (a) 100,000 Ordinary Shares of the Company, (b) 100,000 Series A Warrants, and (c) 100,000 Series B Warrants, at a price of $120 per Unit. As of the date of this prospectus, the investors have exercised all the Series B Warrants for a total of 1,535,936.71 Ordinary Shares pursuant to an alternative cashless exercise clause under the Series B Warrants. All Series A Warrants are outstanding as of the date of this prospectus.

On February 6, 2024, the Company issued 300,000 Ordinary Shares (valued at $26,25,000) to Lingzhi Zeng, the sole shareholder of Matson (Hong Kong) Industry Co., Limited, in a transaction to acquire 26.25% of Mason’s total equity.

On June 10, 2024, the Company issued and sold to Big Benefit Ltd., an aggregate of 419,289 Ordinary Shares of the Company, at a purchase price of $4.77 per Ordinary Share, for an aggregate purchase price of $2,000,008.53.

On June 15, 2024, the Company issued and sold to Fortune Light Assets Ltd., an aggregate of 209,644 Ordinary Shares of the Company, at a purchase price of $4.77 per Ordinary Share, for an aggregate purchase price of $1,000,001.88.

On July 3, 2024, the Company issued and sold to Fortune Light Assets Ltd., an aggregate of 209,644 Ordinary Shares of the Company, at a purchase price of $4.77 per Ordinary Share, for an aggregate purchase price of $1,000,001.88.

The 2024 annual general meeting of shareholders (the “AGM”) of the “Company was held on August 13, 2024. At the AGM, the shareholders of the Company adopted the following resolutions with respect to the variation of share capital:

(a)	re-designated all of the issued shares of a par value of US$0.00001 each (the “Shares”) in the capital of the Company (other than the 71,250 Shares held by U Create Limited, the 157,859 Shares held by U Trend Limited, the 149,435 Shares held by Upincar Limited and the 209,644 Shares held by Fortune Light Assets Ltd) into Class A Ordinary Shares of US$0.00001 each, with each Class A Ordinary Share entitled to one vote;

(b)	re-designated the 71,250 Shares held by U Create Limited, the 157,859 Shares held by U Trend Limited, the 149,435 Shares held by Upincar Limited and the 209,644 Shares held by Fortune Light Assets Ltd into Class B Ordinary Shares of US$0.00001 each, with each Class B Ordinary Share entitled to 20 votes;

(c)	re-designated 3,996,621,812 authorized but unissued Shares as Class A Ordinary Shares; and

(d)	re-designated 1,000,000,000 authorized but unissued Shares as Class B Ordinary Shares,

As a result, immediately following the AGM, the authorized share capital of the Company was varied from US$50,000 divided into 5,000,000,000 Ordinary Shares of par value of US$0.00001 each to US$50,000 divided into 3,999,411,812 Class A Ordinary Shares of a par value of US$0.00001 each, and 1,000,588,188 Class B Ordinary Shares of a par value of US$0.00001 each.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or Class B Ordinary Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Ordinary Shares will not have any rights of holders of Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2023 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$7,655
FINRA fees	$	[●]
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2023 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2023.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Guantao Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2023, 2022 incorporated herein by reference to the 2023 Annual Report have been so incorporated in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

The consolidated financial statements for the fiscal years ended December 31, 2021 incorporated herein by reference to the 2023 Annual Report have been so incorporated in reliance on the report of WWC, P.C. an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the Class A Ordinary Shares that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuers on Form 6-K.

The SEC maintains a website at www.sec.gov that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The information on our website (www.upincar.com), other than the Company’s SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, U Power Limited is exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on May 15, 2024;

(2)	our reports of foreign private issuer on Form 6-K filed with the SEC on May 20, 2024, May 30, 2024, July 1, 2024, July 18, 2024, August 13, 2024 and October 4, 2024;

(3)	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on March 31, 2023, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The 2023 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

U Power Limited

18/F, building 3, science and Technology Industrial Park,

Yijiang District, Wuhu City, Anhui Province

People’s Republic of China, 241003

00852-6859-3598

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We conduct a substantial amount of our operations in China, and a substantial amount of our assets are located in China. A majority our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. located at 122 East 42nd St 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts in the Cayman Islands are unlikely (i) to recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgement of a foreign court of competent jurisdiction without any retrial on the merits based on the principal that a judgement of a competent foreign court imposes upon the judgement debtor an obligation to pay the sum for which such judgment has been given, provided such judgment (a) is final and conclusive and for a liquidated sum; (b) is not in respect of taxes, a fine or a penalty; (c) is not inconsistent with a Cayman Islands judgment in respect of the same matter, (d) is not impeachable on the grounds of fraud, or (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to the natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Guantao Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Guantao Law Firm has further advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions.

The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Ordinary Shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

U Power Limited

445,000 Class A Ordinary Shares

Pre-funded Warrants to Purchase up to 106,628 Class A Ordinary Shares

Up to 106,628 Class A Ordinary Shares issuable upon exercise of the Pre-funded Warrants

PROSPECTUS SUPPLEMENT

Maxim Group LLC

The date of this prospectus supplement is July 24, 2025.